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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OWL ROCK CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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399 Park Avenue, 38th Floor
New York, New York 10022

April 17, 2020

Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of Owl Rock Capital Corporation (the "Company") to be held on June 8, 2020 at 8:30 a.m., Eastern Time, at the offices of the Company, 399 Park Avenue, 38th Floor, New York, New York 10022 (the "Annual Meeting").

        Your vote is very important! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting shareholder votes.

        The Notice of the Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. The Annual Meeting is being held for the following purposes:

            (i)  to elect two members of the board of directors of the Company (the "Board") to serve until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified;

           (ii)  to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020;

          (iii)  to approve a proposal to allow the Company to increase its leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, as amended, to become effective the date after the Annual Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur; and

          (iv)  to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        The Company's Board unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

        The Company has elected to provide access to its proxy materials to certain of its shareholders over the internet under the U.S. Securities and Exchange Commission's "notice and access" rules. On or about April 20, 2020, the Company intends to mail to most of its shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and annual report on Form 10-K for the year ended December 31, 2019 (the "Annual Report"), and how to submit proxies over the internet. All other shareholders will receive a copy of the proxy statement and Annual Report by mail. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can elect to receive a printed copy of the proxy statement and Annual Report. The Company believes that providing its proxy materials over the internet will expedite shareholders' receipt of proxy materials, lower the costs associated with the Annual Meeting and conserve resources.

        It is important that your shares of the Company's common stock, par value $0.01 per share, be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided, or follow the instructions printed on the Notice of Internet Availability of Proxy Materials or the proxy card to authorize a proxy through the internet.

        Your vote and participation in the governance of the Company are very important.

Sincerely yours,

Craig W. Packer
 Chief Executive Officer, President and Director

OWL ROCK CAPITAL CORPORATION

399 Park Avenue, 38th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 8, 2020

To the Shareholders of Owl Rock Capital Corporation:

        NOTICE IS HEREBY GIVEN THAT the annual meeting of shareholders of Owl Rock Capital Corporation, a Maryland corporation (the "Company"), will be held at the offices of the Company, 399 Park Avenue, 38th Floor, New York, New York 10022, on June 8, 2020 at 8:30 a.m., Eastern Time (the "Annual Meeting"), for the following purposes:

  1.
  To elect two members of the Board to serve until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020;

  3.
  To approve a proposal to allow the Company to increase its leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, as amended, to become effective the date after the Annual Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur; and

  4.
  To consider and transact such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

        The Board has fixed the close of business on April 13, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof.

        Important notice regarding the availability of proxy materials for the Annual Meeting.    The Company's proxy statement, the proxy card, and the Company's annual report on Form 10-K for the fiscal year ended December 31, 2019 (the "Annual Report") are available at www.proxyvote.com.

        If you plan to attend the Annual Meeting and vote your shares of the Company's common stock in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. In addition, please be advised that the Company is monitoring the recent global outbreak of COVID-19 (more commonly known as the Coronavirus) and the related health and travel concerns. If the Company determines that it is not advisable to hold the Annual Meeting in person, the Company may determine to hold a virtual meeting of shareholders, which will be conducted via live webcast. If such a determination is made, the Company will, as promptly as possible, announce details on how to participate in such virtual Annual Meeting by issuing a press release and posting such information at www.proxyvote.com. In addition, such details will be filed with the U.S. Securities and Exchange Commission ("SEC") as additional proxy materials.

By Order of the Board of Directors,
Neena Reddy Secretary

April 17, 2020

Shareholders are requested to promptly authorize a proxy vote over the internet, or execute and return promptly the accompanying proxy card, which is being solicited by the Board. You may authorize a proxy over the internet by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

OWL ROCK CAPITAL CORPORATION
399 Park Avenue, 38th Floor
New York, New York 10022

ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 8, 2020
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

        The annual meeting (the "Annual Meeting") of shareholders of Owl Rock Capital Corporation, which is sometimes referred to in this proxy statement as "we", "us", "our", or the "Company," will be held on June 8, 2020 at the principal offices of the Company, 399 Park Avenue, 38th Floor, New York, New York, 10022 at 8:30 a.m. Eastern Time.

What will I be voting on at the Annual Meeting?

        At the Annual Meeting, shareholders will be asked to:

  •
  elect each of Brian Finn and Eric Kaye to the Board for three-year terms, each expiring at the 2023 annual meeting of shareholders and until their successors are duly elected and qualified;

  •
  ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2020; and

  •
  approve a proposal to allow the Company to reduce its asset coverage ratio to 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, as amended, to become effective the date after the Annual Meeting.

Who can vote at the Annual Meeting?

        Only shareholders of record as of the close of business on April 13, 2020 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

How many votes do I have?

        Holders of the Company's common stock are entitled to one vote for each share held as of the Record Date.

How may I vote?

        In Person.    You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver's license or passport, and may be requested to provide proof of stock ownership as of the Record Date.

        By Proxy through the Internet.    You may authorize a proxy through the internet using the web address included in your Notice of Internet Availability of Proxy Materials. Authorizing a proxy through the internet requires you to input the control number located on your Notice of Internet Availability of Proxy Materials. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the internet link.

        By Proxy through the Mail.    When voting by proxy and mailing your proxy card, you are required to:

  •
  indicate your instructions on the proxy card;

  •
  date and sign the proxy card;

  •
  mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

  •
  allow sufficient time for the proxy card to be received on or before 8:30 a.m., Eastern Time, on June 8, 2020.

Does the Board recommend voting for each of the Proposals?

        Yes. The Board unanimously recommends that you vote "FOR" each of the proposals.

 GENERAL INFORMATION ABOUT THE ANNUAL MEETING

        The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting to be held at the offices of the Company, 399 Park Avenue, 38th Floor, New York, New York 10022, on June 8, 2020 at 8:30 a.m., Eastern Time. Only holders of record of our common stock at the close of business on April 13, 2020, which is the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 388,437,705 shares of common stock, par value $0.01 per share (the "Shares"), outstanding and entitled to vote. This proxy statement, including the accompanying form of proxy (collectively, the "Proxy Statement"), or a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and annual report on Form 10-K for the fiscal year ended December 31, 2019 (the "Annual Report"), and how to submit proxies over the internet are first being sent to shareholders on or about April 20, 2020. The Annual Report and Proxy Statement can both be accessed online at www.proxyvote.com.

        All proxies will be voted in accordance with the instructions contained therein. Unless contrary instructions are specified, if a proxy is properly executed and received by the Company (and not revoked) prior to the Annual Meeting, the Shares represented by the proxy will be voted (1) FOR the election of two members of the Board to serve until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified, (2) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and (3) FOR the proposal to allow the Company to reduce its asset coverage ratio to 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, as amended, to become effective the date after the Annual Meeting. Should any matter not described above be properly presented at the Annual Meeting, the named proxies will vote in accordance with their best judgment as permitted.

Voting Rights

        Holders of our common stock are entitled to one vote for each share held as of the Record Date.

        The Annual Meeting is being held for the following purposes:

        1.     To elect two members of the Board to serve until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified;

        2.     To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

        3.     To approve a proposal to allow the Company to reduce its asset coverage ratio to 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, as amended, to become effective the date after the Annual Meeting; and

        4.     To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Quorum Required

        A majority of the outstanding Shares must be present or represented by proxy at the Annual Meeting in order to have a quorum. If you have properly voted by proxy via internet or mail, you will be considered part of the quorum. We will count "abstain" votes as present for the purpose of establishing a quorum for the transaction of business at the Annual Meeting. If at any time Shares are held through brokers, we will count broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker holding Shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the broker does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters.

Vote Required

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes
Proposal 1—To elect two members of the Board to serve until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified	Affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.	No	Abstentions and broker non-votes will have no effect on the result of the vote.
Proposal 2—To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	Affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.	Yes	Abstentions and broker non-votes will have no effect on the result of the vote.

Proposal 3—To approve a proposal to allow the Company to reduce its asset coverage ratio to 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, as amended, to become effective the date after the Annual Meeting

	Affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.	No	Abstentions and broker non-votes will have no effect on the result of the vote.
Proposal 4—To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof	Affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.	No	Abstentions and broker non-votes will have no effect on the result of the vote.

        You may vote "for" or "against," or abstain from voting on Proposal 1, Proposal 2, Proposal 3 and Proposal 4. The adoption of each of Proposal 1, Proposal 2, Proposal 3 and Proposal 4 requires the affirmative vote of the majority of votes cast for each such proposal at the Annual Meeting, meaning the number of shares voted "for" each proposal must exceed the number of shares voted "against" such proposal. The inspector of elections appointed for the Annual Meeting will separately tabulate "for" votes, "against" votes, "abstain" votes, and broker non-votes.

Voting

        You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You also may authorize a proxy through the internet using the web address included in your Notice of Internet Availability of Proxy Materials. Authorizing a proxy through the internet requires you to input the control number located on your Notice of Internet Availability of Proxy Materials. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the internet link. When voting by proxy and mailing your proxy card, you are required to:

  •
  indicate your instructions on the proxy card;

  •
  date and sign the proxy card;

  •
  mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

  •
  allow sufficient time for the proxy card to be received on or before 8:30 a.m., Eastern Time, on June 8, 2020.

        Important notice regarding the availability of proxy materials for the Annual Meeting.    The Company's Proxy Statement, the proxy card, and the Company's Annual Report are available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report.

        If you plan to attend the Annual Meeting and vote your shares of the Company's common stock in person, you will need to bring photo identification in order to be admitted to the Annual Meeting.

Quorum and Adjournment

        A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum.

        If a quorum is not present at the Annual Meeting, the Chairman may adjourn the Annual Meeting until a quorum is present.

Proxies for the Annual Meeting

        The named proxies for the Annual Meeting are Neena Reddy and Alan Kirshenbaum (or their duly authorized designees), who will follow submitted proxy voting instructions. They will vote as the Board recommends herein as to any submitted proxies that do not direct how to vote on any item, and will vote on any other matters properly presented at the Annual Meeting in their judgment.

Expenses of Soliciting Proxies

        The Company will pay the expenses of soliciting proxies to be voted at the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the internet, and the cost of mailing the Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials, and any requested proxy materials to the shareholders. The Company has engaged Broadridge Financial Solutions, Inc. ("Broadridge"), an independent proxy solicitation firm, to assist in the distribution of the proxy materials and tabulation of proxies. The cost of Broadridge's services with respect to the Company is estimated to be approximately $40,000 plus reasonable out-of-pocket expenses.

Revocability of Proxies

        A shareholder may revoke any proxy that is not irrevocable by attending the Annual Meeting and voting in person or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company.

Contact Information for Proxy Solicitation

        You can contact us by mail sent to the attention of the Secretary of the Company, Neena Reddy, at our principal executive offices located at 399 Park Avenue, 38th Floor, New York, New York 10022. You can call us by dialing (212) 419-3000. You can access our proxy materials online at www.proxyvote.com.

Record Date

        The Board has fixed the close of business on April 13, 2020 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were 388,437,705 Shares outstanding.

Notice of Internet Availability of Proxy Materials

        In accordance with regulations promulgated by the SEC, the Company has made this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the Annual Report available to shareholders on the internet. Shareholders may (i) access and review the Company's proxy materials, (ii) authorize their proxies, as described in "Voting," and/or (iii) elect to receive future proxy materials by electronic delivery, via the internet address provided below.

This Proxy Statement, the Notice of Annual Meeting and the Annual Report are available at www.proxyvote.com.

Electronic Delivery of Proxy Materials

        Pursuant to the rules adopted by the SEC, the Company furnishes proxy materials by email to those shareholders who have elected to receive their proxy materials electronically. While the Company encourages shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of annual meetings and the cost associated with the physical printing and mailing of materials, shareholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of shares of the Company's common stock held by a broker or custodian, may request a printed set of proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following table sets forth, as of March 31, 2020 the beneficial ownership according to information furnished to us by such persons or publicly available filings. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of our common stock is based upon filings by such persons with the SEC and other information obtained from such persons of each current director, the nominees for director, the Company's executive officers, the executive officers and directors as a group, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock.

        The percentage ownership is based on 388,437,705 shares of our common stock outstanding as of April 13, 2020. To our knowledge, except as indicated in the footnotes to the table, each of the shareholders listed below has sole voting and/or investment power with respect to shares of our common stock beneficially owned by such shareholder.

Name and Address	Number of Shares Owned	Percentage of Class Outstanding
5% Owners
The Regents of the University of California(1)	43,960,361	11%
Interested Directors
Douglas I. Ostrover(2)	6,701,955	2%
Craig W. Packer(3)	131,466	*
Alan Kirshenbaum	27,994	*
Independent Directors
Brian Finn(4)	38,117	*
Edward D'Alelio	—	0%
Eric Kaye(5)	15,395	0%
Christopher M. Temple	12,874	*
Executive Officers		0%
Karen Hager	—	0%
Bryan Cole	—	0%
Alexis Maged	—	0%
Neena Reddy	—	0%
All officers and directors as a group (11 persons)(6)	6,927,801	2%

*
Less than 1%

(1)
The address of The Regents of the University of California is 1111 Broadway, 21st Floor, Oakland, CA 94607.

(2)
Includes 5,026,466 shares held directly by Mr. Ostrover and 1,675,489 shares held by DIO Family LLC, a Delaware limited liability company of which Julia Ostrover, Mr. Ostrover's wife, is the sole manager. Mr. Ostrover disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(3)
Includes 65,733 shares owned by Mr. Packer and 65,733 shares owned by Mr. Packer's wife.

(4)
Shares are held by Marstar Investments, LLC, a Delaware limited liability company of which Mr. Finn is the administrator. Mr. Finn disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(5)
Shares are owned by Mr. Kaye's wife.

(6)
The address for each of the directors and officers is c/o Owl Rock Capital Corporation, 399 Park Avenue, 38th Floor, New York, New York 10022.

 PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES

        At the Annual Meeting, shareholders of the Company are being asked to consider the election of two directors of the Company. Pursuant to the Company's bylaws, the number of directors on the Board may not be fewer than the minimum number required by the Maryland General Corporation Law, or greater than eleven. Under the Company's Articles of Amendment and Restatement, (the "Charter"), the directors are divided into three classes. Each class of directors holds office for a three-year term. However, the initial members of the three classes have initial terms of one, two, and three years, respectively. The Board currently consists of seven directors who serve in the following classes: Class I (terms ending at the Annual Meeting)—Brian Finn and Eric Kaye; Class II (terms ending at the 2021 annual meeting of shareholders)—Douglas I. Ostrover and Christopher M. Temple; and Class III (terms ending at the 2022 annual meeting of shareholders)—Edward D'Alelio, Alan Kirshenbaum, and Craig W. Packer.

        Brian Finn and Eric Kaye each has been nominated for election by the Board to serve a three-year term until the 2023 annual meeting of shareholders and until each of their successors are duly elected and qualified. Each director nominee has agreed to serve as a director if re-elected and has consented to being named as a nominee.

        A shareholder can vote for, against or abstain from voting for any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named below. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Board's Nominating and Corporate Governance Committee. The Board has no reason to believe that any of the persons named as director nominees will be unable or unwilling to serve.

Required Vote

        Each director nominee shall be elected by a majority of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Proposal. There will be no cumulative voting with respect to Proposal 1.

Information about the Nominees and Directors

        Set forth below is information, as of April 13, 2020, regarding Messrs. Finn and Kaye, who are being nominated for election as directors of the Company by the Company's shareholders at the Annual Meeting, as well as information about the Company's other current directors whose terms of office will continue after the Annual Meeting. Neither Mr. Finn nor Mr. Kaye is being proposed for election pursuant to any agreement or understanding between either Mr. Finn or Mr. Kaye, on the one hand, and the Company or any other person or entity, on the other hand.

        The information below includes specific information about each director's experience, qualifications, attributes or skills that led the Board to the conclusion that the individual is qualified to serve on the Board, in light of the Company's business and structure. There were no legal proceedings of the type described in Items 401(f)(7) and (8) of Regulation S-K in the past 10 years against any of our directors, director nominees or officers, and none are currently pending.

Nominees for Class I Directors—Terms Expiring 2023:

Name, Address, and Age(1)	Position(s) held with the Company	Principal Occupation(s) During the Past 5 Years	Term of Office and Length of Time Served(2)	Number of Companies in Fund Complex(3) Overseen by Director	Other Directorships Held by Director or Nominee for Director
Independent Director Nominees
Brian Finn, 59	Director	Private Investor Chief Executive Officer, Asset Management Finance Corporation (through 2013)	Class I Director since 2016; Term expires in 2020	3	Owl Rock Capital Corporation II ("ORCC II") Owl Rock Technology Finance Corp. ("ORTF") The Scotts Miracle Gro Company
Eric Kaye, 57	Director	Founder of Kayezen, LLC (formerly ARQ^EX Fitness Systems)	Class I Director since 2016; Term expires in 2020	3	ORCC II ORTF

(1)
The address for each director is c/o Owl Rock Capital Corporation, 399 Park Avenue, 38th Floor, New York, New York 10022.

(2)
Directors serve for three-year terms and until their successors are duly elected and qualified.

(3)
The term "Fund Complex" refers to the Company, Owl Rock Capital Corporation II, a business development company ("BDC") that has the same Adviser as the Company, and Owl Rock Technology Finance Corp., a BDC whose adviser is affiliated with the Adviser. Directors and officers who oversee the funds in the Fund Complex are noted.

        Mr. Kaye is the founder of Kayezen, LLC (formerly ARQ^EX Fitness Systems), a physical therapy and fitness equipment design company. Prior to founding Kayezen, LLC, Mr. Kaye served as a Vice Chairman and Managing Director of UBS Investment Bank, and a member of the division's Global Operating and U.S. Executive Committees, from June 2001 to May 2012. For the majority of Mr. Kaye's tenure with UBS, he was a Managing Director and led the firm's Exclusive Sales and Divestitures Group, where he focused on advising middle market companies. Prior to joining UBS, Mr. Kaye served as Global Co-Head of Mergers & Acquisitions for Robertson Stephens, an investment banking firm, from February 1998 to June 2001. Mr. Kaye joined Robertson Stephens from PaineWebber where he served as Executive Director and head of the firm's Technology Mergers & Acquisitions team. Since 2016 he has served on the boards of the Company and ORCC II, since 2018 he has served on the board of ORTF and since 2020 he has served on the board of Owl Rock Capital Corporation III ("ORCC III"). Mr. Kaye holds a B.A. from Union College and an M.B.A. from Columbia Business School.

        The Company believes Mr. Kaye's management positions and experiences in the middle market provide the Board with valuable insight.

        Mr. Finn served as the Chief Executive Officer of Asset Management Finance Corporation from 2009 to March 2013 and as its Chairman from 2008 to March 2013. From 2004 to 2008, Mr. Finn was Chairman and Head of Alternative Investments at Credit Suisse Group. Mr. Finn held many positions within Credit Suisse and its predecessor firms, including President of Credit Suisse First Boston (CSFB), President of Investment Banking, Co President of Institutional Securities, Chief Executive Officer of Credit Suisse USA and was a member of the Office of the Chairman of CSFB. He also was a member of the Executive Board of Credit Suisse. Mr. Finn served as principal and partner of private equity firm Clayton, Dubilier & Rice from 1997 to 2002. Mr. Finn currently serves as Chairman of Covr Financial Technologies Corp., a director of The Scotts Miracle Gro Company, and WaveGuide Corporation, Chairman of Star Mountain Capital, a lower middle market credit investment firm, Investment Partner of Nyca Partners, a financial technology venture capital firm and a director of Sarcos Robotics. Since 2016 he has served on the boards of the Company and ORCC II, since 2018 he has served on the board of ORTF and since 2020 he has served on the board of ORCC III. Mr. Finn received a B.S. in Economics from The Wharton School, University of Pennsylvania.

        The Company believes Mr. Finn's numerous management positions and broad experiences in the financial services sector provide him with skills and valuable insight in handling complex financial transactions and issues, all of which make him well qualified to serve on the Board.

Incumbent Class II Directors—Term Expiring 2021

Name, Address, and Age(1)	Position(s) held with the Company	Principal Occupation(s) During the Past 5 Years	Term of Office and Length of Time Served(2)	Number of Companies in Fund Complex(3) Overseen by Director	Other Directorships Held by Director or Nominee for Director
Independent Director
Christopher M. Temple, 52	Director	President of DelTex Capital LLC	Class II Director since 2016; Term expires in 2021	3	ORCC II ORTF Plains All American Pipeline Company
Interested Director(4)
Douglas I. Ostrover, 57	Director	Co-Founder and Chief Executive Officer of Owl Rock Capital Partners LP ("Owl Rock Capital Partners")	Class II Director since 2016; Term expires in 2021	3	ORCC II ORTF

Co-Chief Investment Officer of Owl Rock Capital Advisors LLC (the "Adviser"), Owl Rock Technology Advisors LLC ("ORTA"), and Owl Rock Capital Private Fund Advisors LLC ("ORPFA," and together with the Adviser, ORTA and Owl Rock Capital Partners, "Owl Rock")

Co-Founder GSO Capital Partners

(1)
The address for each director is c/o Owl Rock Capital Corporation, 399 Park Avenue, 38th Floor, New York, New York 10022.

(2)
Directors serve for three-year terms and until their successors are duly elected and qualified.

(3)
The term "Fund Complex" refers to the Company, Owl Rock Capital Corporation II, a BDC that has the same Adviser as the Company, and Owl Rock Technology Finance Corp., a BDC whose adviser is affiliated with the Adviser. Directors and officers who oversee the funds in the Fund Complex are noted.

(4)
"Interested person" of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"). Mr. Ostrover is an "interested person" because of his affiliation with the Adviser.

        Mr. Temple has served as President of DelTex Capital LLC (a private investment firm) since its founding in 2010. Mr. Temple has served as an Operating Executive/Consultant for Tailwind Capital, LLC, a New York-based middle market private equity firm since June 2011. Prior to forming DelTex Capital, Mr. Temple served as President of Vulcan Capital, the investment arm of Vulcan Inc., from May 2009 until December 2009 and as Vice President of Vulcan Capital from September 2008 to May 2009. Prior to joining Vulcan in September 2008, Mr. Temple served as a managing director at Tailwind Capital, LLC from May to August 2008. Prior to joining Tailwind, Mr. Temple was a managing director at Friend Skoler & Co., Inc. from May 2005 to May 2008. From April 1996 to December 2004, Mr. Temple was a managing director at Thayer Capital Partners. Mr. Temple started his career in the audit and tax departments of KPMG's Houston office and was a licensed CPA from 1989 to 1993. Mr. Temple has served on the board of directors of Plains GP Holdings, L.P., the general partner of Plains All American Pipeline Company since November 2016 and as a director of Plains All American Pipeline, L.P's ("PAA") general partner from May 2009 to November 2016. He was a member of the

PAA Audit Committee from 2009 to 2016. Prior public board service includes board and audit committee service for Clear Channel Outdoor Holdings from April 2011 to May 2016 and on the board and audit committee of Charter Communications Inc. from November 2009 through January 2011. In addition to public boards, as part of his role with Tailwind, Mr. Temple has served on private boards including Brawler Industries, and National HME and currently serves on the boards of Loenbro, Inc. and HMT, LLC. Since 2016 he has served on the boards of the Company and ORCC II, since 2018 he has served on the board of ORTF and since 2020 he has served on the board of ORCC III. Mr. Temple holds a B.B.A., magna cum laude, from the University of Texas and an M.B.A. from Harvard.

        The Company believes Mr. Temple's broad investment management background, together with his financial and accounting knowledge, brings important and valuable skills to the Board.

        Mr. Ostrover is a Co-Founder of Owl Rock Capital Partners and also serves as Chief Executive Officer and Co-Chief Investment Officer of the Adviser, ORTA and ORPFA (collectively, the "Owl Rock Advisers"), and is a member of the Investment Committee of each of the Company, ORCC II and ORTF (the "Owl Rock BDCs"). In addition, Mr. Ostrover has served on the boards of the Company and ORCC II since 2016, on the board of ORTF since 2018 and on the board of ORCC III since 2020. Prior to co-founding Owl Rock, Mr. Ostrover was one of the founders of GSO Capital Partners (GSO), Blackstone's alternative credit platform, and a Senior Managing Director at Blackstone until 2015. Prior to co-founding GSO in 2005, Mr. Ostrover was a Managing Director and Chairman of the Leveraged Finance Group of Credit Suisse First Boston (CSFB). Prior to his role as Chairman, Mr. Ostrover was Global Co-Head of CSFB's Leveraged Finance Group, during which time he was responsible for all of CSFB's origination, distribution and trading activities relating to high yield securities, leveraged loans, high yield credit derivatives and distressed securities. Mr. Ostrover was a member of CSFB's Management Council and the Fixed Income Operating Committee. Mr. Ostrover joined CSFB in November 2000 when CSFB acquired Donaldson, Lufkin & Jenrette ("DLJ"), where he was a Managing Director in charge of High Yield and Distressed Sales, Trading and Research. Mr. Ostrover had been a member of DLJ's high yield team since he joined the firm in 1992. Mr. Ostrover is actively involved in non-profit organizations including serving on the board of directors of the Michael J. Fox Foundation. Mr. Ostrover is also a board member of the Brunswick School. Mr. Ostrover received a B.A. in Economics from the University of Pennsylvania and an M.B.A. from New York University Stern School of Business.

        The Company believes Mr. Ostrover's depth of experience in corporate finance, capital markets and financial services, gives the Board valuable industry-specific knowledge and expertise on these and other matters, and his history with the Company and the Adviser, provide an important skillset and knowledge base to the Board.

Incumbent Class III Directors—Terms Expiring 2022:

Name, Address, and Age(1)	Position(s) held with the Company	Principal Occupation(s) During the Past 5 Years	Term of Office and Length of Time Served(2)	Number of Companies in Fund Complex(3) Overseen by Director	Other Directorships Held by Director or Nominee for Director
Independent Director
Edward D'Alelio, 67	Chairman of the Board; Director	Retired	Class III Director since 2016; Term expires in 2022	3	ORCC II ORTF Blackstone/GSO Long Short Credit Fund Blackstone/GSO Sen. Flt Rate Fund
Interested Directors(4)
Craig W. Packer, 53	Chief Executive Officer; President; Director	Co-Founder of Owl Rock Capital Partners Co-Chief Investment Officer of the Adviser, ORTA, and ORPFA President and Chief Executive Officer of the Company, ORCC II and ORTF Co-Head of Leveraged Finance in the Americas, Goldman Sachs	Class III Director since 2016; Term expires in 2022	3	ORCC II ORTF
Alan Kirshenbaum, 48	Chief Operating Officer; Chief Financial Officer; Director	Chief Operating Officer and Chief Financial Officer of Owl Rock Capital Partners, the Adviser, ORTA, ORPFA, the Company and ORTF; Chief Operating Officer of ORCC II Chief Financial Officer of TPG Specialty Lending, Inc.	Director since 2015 and Class III Director since 2016; Term expires in 2022	3	ORCC II ORTF

(1)
The address for each director is c/o Owl Rock Capital Corporation, 399 Park Avenue, 38th Floor, New York, New York 10022.

(2)
Directors serve for three-year terms and until their successors are duly elected and qualified.

(3)
The term "Fund Complex" refers to the Company, Owl Rock Capital Corporation II, a BDC that has the same Adviser as the Company, and Owl Rock Technology Finance Corp., a BDC whose adviser is affiliated with the Adviser. Directors and officers who oversee the funds in the Fund Complex are noted.

(4)
"Interested person" of the Company as defined in Section 2(a)(19) of the 1940 Act. Mr. Packer, and Kirshenbaum are "interested persons" because of their affiliation with the Adviser.

        Mr. D'Alelio was formerly a Managing Director and CIO for Fixed Income at Putnam Investments, Boston, where he served from 1989 until he retired in 2002. While at Putnam, he served on the Investment Policy Committee, which was responsible for oversight of all investments. He also sat on various Committees including attribution and portfolio performance. Prior to joining Putnam, he was a portfolio manager at Keystone Investments and prior to that, he was an Investment Analyst at The Hartford Ins. Co. Since 2002, Mr. D'Alelio has served as an Executive in Residence at the University of Mass., Boston—School of Management. He also is chair of the investment committee of the UMass Foundation and chair of the UMass Memorial Hospital investment committee and serves on its corporate board. He serves on the Advisory Committees of Ceres Farms. Since September 2009, he has served as director of Vermont Farmstead Cheese. Since January 2008 he has served on the board of Blackstone/GSO Long Short Credit Fund & Blackstone/GSO Sen. Flt Rate Fund. Since 2016 he has served on the boards of the Company and ORCC II, since 2018 he has served on the board of ORTF and since 2020 he has served on the board of ORCC III. Mr. D'Alelio's previous corporate board assignments include Archibald Candy, Doane Pet Care and Trump Entertainment Resorts. Mr. D'Alelio is a graduate of the Univ. of Mass Boston and has an M.B.A. from Boston University.

        The Company believes Mr. D'Alelio's numerous management positions and broad experiences in the financial services sector provide him with skills and valuable insight in handling complex financial transactions and issues, all of which make him well qualified to serve on the Board.

        Mr. Packer is a Co-Founder of Owl Rock Capital Partners and also serves as Co-Chief Investment Officer of the Owl Rock Advisers and President and Chief Executive Officer of each of the Owl Rock BDCs and is a member of the Investment Committee of each of the Owl Rock BDCs. In addition, Mr. Packer has served on the boards of the Company and ORCC II since 2016, on the board of ORTF since 2018 and on the board of ORCC III since 2020. Prior to co-founding Owl Rock, Mr. Packer was Co-Head of Leveraged Finance in the Americas at Goldman, Sachs & Co., where he served on the Firmwide Capital Committee, Investment Banking Division ("IBD") Operating Committee, IBD Client and Business Standards Committee and the IBD Risk Committee. Mr. Packer joined Goldman, Sachs & Co. as a Managing Director and Head of High Yield Capital Markets in 2006 and was named partner in 2008. Prior to joining Goldman Sachs, Mr. Packer was the Global Head of High Yield Capital Markets at Credit Suisse First Boston, and before that he worked at Donaldson, Lufkin & Jenrette. Mr. Packer serves as Treasurer and member of the Board of Trustees of Greenwich Academy, and Co-Chair of the Honorary Board of Kids in Crisis, a non-profit organization that serves children in Connecticut, and on the Advisory Board for the McIntire School of Commerce, University of Virginia. Mr. Packer earned a B.S. from the University of Virginia and an M.B.A. from Harvard Business School.

        The Company believes Mr. Packer's depth of experience in corporate finance, capital markets and financial services gives the Board valuable industry-specific knowledge and expertise on these and other matters, and his history with the Company and the Adviser, provide an important skillset and knowledge base to the Board.

        Mr. Kirshenbaum is Chief Operating Officer and Chief Financial Officer of Owl Rock Capital Partners and also serves as the Chief Operating Officer and Chief Financial Officer of the Owl Rock Advisers, the Company and ORTF, and the Chief Operating Officer of ORCC II. In addition, Mr. Kirshenbaum has served on the board of the Company since 2015, on the board of ORCC II since 2016, on the board of ORTF since 2018 and on the board of ORCC III since 2020. Prior to Owl Rock, Mr. Kirshenbaum was Chief Financial Officer of TPG Specialty Lending, Inc., a BDC traded on the NYSE ("TSLX"). Mr. Kirshenbaum was responsible for building and overseeing TSLX's finance, treasury, accounting and operations functions from 2011 through 2015, including during its initial public offering in March 2014. From 2011 to 2013, Mr. Kirshenbaum also was Chief Financial Officer of TPG Special Situations Partners. From 2007 to 2011, Mr. Kirshenbaum was the Chief Financial Officer of Natsource, a private investment firm and, prior to that, Managing Director, Chief Operating Officer and Chief Financial Officer of MainStay Investments. Mr. Kirshenbaum joined Bear Stearns Asset Management ("BSAM") in 1999 and was BSAM's Chief Financial Officer from 2003 to 2006. Before joining BSAM, Mr. Kirshenbaum worked in public accounting at KPMG and J.H. Cohn. Mr. Kirshenbaum is actively involved in a variety of non-profit organizations including the Boy Scouts of America and as trustee for the Jewish Federation of Greater MetroWest NJ. Mr. Kirshenbaum also is a member of the Rutgers University Dean's Cabinet. Mr. Kirshenbaum received a B.S. from Rutgers University and an M.B.A. from New York University Stern School of Business.

        The Company believes Mr. Kirshenbaum's finance and operations experience, including serving as chief financial officer for a publicly-traded BDC and prior experience going through the initial public offering process, as well as a history with the Company and the Adviser, provide an important skillset and knowledge base to the Board.

Dollar Range of Equity Securities Beneficially Owned by Directors

        The table below shows the dollar range of equity securities of the Company and the aggregate dollar range of equity securities of the Fund Complex that were beneficially owned by each director as of the Record Date stated as one of the following dollar ranges: None; $1-$10,000; $10,001- $50,000; $50,001-$100,000; or Over $100,000. For purposes of this Proxy Statement, the term "Fund Complex" is defined to include the Company, Owl Rock Capital Corporation II, and Owl Rock Technology Finance Corp.

Name of Director	Dollar Range of Equity Securities in Owl Rock Capital Corporation(1)(2)	Aggregate Dollar Range of Equity Securities in the Fund Complex(1)(3)
Interested Directors
Douglas I. Ostrover	over $100,000	over $100,000
Craig W. Packer	over $100,000	over $100,000
Alan Kirshenbaum	over $100,000	over $100,000
Independent Directors
Brian Finn	over $100,000	over $100,000
Edward D'Alelio	None	over $100,000
Eric Kaye	over $100,000	over $100,000
Christopher M. Temple	over $100,000	over $100,000

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2)
The dollar range of equity securities of the Company beneficially owned by directors of the Company, if applicable, is calculated by multiplying the closing price of the Company's common stock of $12.94 on the Record Date on the New York Stock Exchange ("NYSE"), times the number of shares of the Company's common stock beneficially owned.

(3)
The dollar range of equity securities in the Fund Complex beneficially owned by directors of the Company, if applicable, is the sum of: (1) the current net public offering price of Owl Rock Capital Corporation II's common stock multiplied by the number of shares of Owl Rock Capital Corporation II's common stock beneficially owned by the director, (2) the current net asset value per share of Owl Rock Technology Finance Corp.'s common stock multiplied by the number of shares of Owl Rock Technology Finance Corp.'s common stock beneficially owned by the director, and (3) the total dollar range of equity securities in the Company beneficially owned by the director.

Information about Executive Officers Who Are Not Directors

        The following sets forth certain information regarding the executive officers of the Company who are not directors of the Company.

Name	Age	Position	Officer Since
Karen Hager	47	Chief Compliance Officer	2018
Bryan Cole	35	Controller, Chief Accounting Officer	2017
Alexis Maged	54	Vice President	2017
Neena Reddy	42	Vice President, Secretary	2019

        The address for each of the Company's executive officers is c/o Owl Rock Capital Corporation, 399 Park Avenue, 38th Floor, New York, New York 10022.

        Ms. Hager is a Managing Director of Owl Rock Capital Partners and also serves as the Chief Compliance Officer of each of the Owl Rock Advisers and each of the Owl Rock BDCs. Prior to joining Owl Rock in 2018, Ms. Hager was Chief Compliance Officer at Abbott Capital Management. Prior to Abbott, Ms. Hager worked as SVP, Director of Global Compliance and Chief Compliance Officer at The Permal Group, and as Director of Compliance at Dominick & Dominick Advisors LLC. Prior to joining Dominick & Dominick Advisors LLC, Ms. Hager was a Senior Securities Compliance Examiner/Staff Accountant at the SEC. Ms. Hager received a B.S. in Accounting from Brooklyn College of the City University of New York.

        Mr. Cole is a Managing Director of Owl Rock Capital Partners and serves as the Chief Accounting Officer for each of the Owl Rock BDCs, and as Chief Financial Officer of ORCC II. Prior to joining Owl Rock in 2016, Mr. Cole was Assistant Controller of Business Development Corporation of America, a non-traded BDC, where he was responsible for overseeing the finance, accounting, financial reporting, operations and internal controls functions. Preceding that role, Mr. Cole worked within the Financial Services—Alternative Investments practice of PwC where he specialized in financial reporting, fair valuation of illiquid investments and structured products, internal controls and other technical accounting matters pertaining to alternative investment advisors, hedge funds, business development companies and private equity funds. Mr. Cole received a B.S. in Accounting from Fordham University and is a licensed Certified Public Accountant in New York.

        Mr. Maged is a Managing Director of Owl Rock Capital Partners and also serves as the Head of Underwriting and Portfolio Management for each of the Owl Rock Advisers and as Vice President of each of the Owl Rock BDCs and is a member of the Investment Committee of each of the Owl Rock BDCs. Prior to joining Owl Rock in 2016, Mr. Maged was Chief Financial Officer of Barkbox, Inc., a New York-based provider of pet themed products and technology, from 2014 to 2015. Prior to that, Mr. Maged was a Managing Director with Goldman Sachs & Co. from 2007 until 2014. At Goldman Sachs & Co., Mr. Maged held several leadership positions, including Chief Operating Officer of the investment bank's Global Credit Finance businesses, Co-Chair of the Credit Markets Capital Committee and a member of the Firmwide Capital Committee. Prior to assuming that role in 2011, Mr. Maged served as Chief Underwriting Officer for the Americas and oversaw the U.S. Bank Debt Portfolio Group and US Loan Negotiation Group. From mid-2007 to the end of 2008, Mr. Maged was Head of Bridge Finance Capital Markets in the Americas Financing Group's Leveraged Finance Group, where he coordinated the firm's High Yield Bridge Lending and Syndication business. Prior to joining Goldman, Sachs & Co., Mr. Maged was Head of the Bridge Finance Group at Credit Suisse and also worked in the Loan Capital Markets Group at Donaldson, Lufkin and Jenrette. Upon DLJ's merger with Credit Suisse in 2000, Mr. Maged joined Credit Suisse's Syndicated Loan Group and, in 2003, founded its Bridge Finance Group. Earlier in his career, Mr. Maged was a member of the West Coast Sponsor Coverage Group at Citigroup and the Derivatives Group at Republic National Bank, as well as a founding member of the Loan Syndication Group at Swiss Bank Corporation. Mr. Maged received a B.A. from Vassar College and an M.B.A. from New York University Stern School of Business.

        Ms. Reddy is a Managing Director of Owl Rock Capital Partners LP, General Counsel of each of the Owl Rock Advisors and also serves as Vice President and Secretary of each of the Owl Rock BDCs. Prior to joining Owl Rock in 2019, Ms. Reddy was counsel at Goldman Sachs Asset Management, where she was responsible for direct alternative products, including private credit. Previously, Ms. Reddy was an attorney at Boies Schiller Flexner LLP and Debevoise & Plimpton LLP. Ms. Reddy received a B.A. in English from Georgetown University and a J.D. from New York University School of Law. Prior to becoming an attorney, Ms. Reddy was a financial analyst at Goldman, Sachs & Co.

 CORPORATE GOVERNANCE

The Board

Board Composition

        The Board consists of seven members. The Board is divided into three classes, with the members of each class serving staggered, three-year terms; however, the initial members of the three classes have initial terms of one, two and three years, respectively. The terms of the Company's Class I directors will expire at the Annual Meeting; the terms of the Company's Class II directors will expire at the 2021 annual meeting of shareholders; and the terms of the Company's Class III directors will expire at the 2022 annual meeting of shareholders.

        Messrs. Finn and Kaye serve as Class I directors (with terms expiring at the Annual Meeting). Messrs. Temple and Ostrover serve as Class II directors (with terms expiring in 2021). Messrs. D'Alelio, Packer, and Kirshenbaum serve as Class III directors (with terms expiring in 2022).

Independent Directors

        NYSE corporate governance rules require that listed companies have a board of directors consisting of a majority of independent directors, and the Company's Charter requires that the majority of the Board consist of directors who are not "interested persons" of the Company, the Adviser, or any of their respective affiliates, as defined in the 1940 Act ("Independent Directors"). On an annual basis, each member of the Company's Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NYSE corporate governance rules, the Exchange Act, the 1940 Act and the Company's corporate governance guidelines. The Board limits membership on the Audit Committee, the Nominating and Corporate Governance Committee (the "Nominating Committee"), and the Compensation Committee to Independent Directors.

        Based on these independence standards and the recommendation of the Nominating Committee, after reviewing all relevant transactions and relationships between each director, or any of his family members, and the Company, the Adviser, or of any of their respective affiliates, the Board has determined that Messrs. Finn, Kaye, Temple, and D'Alelio qualify as Independent Directors. Each director who serves on the Audit Committee is an independent director for purposes of Rule 10A-3 under the Exchange Act.

Interested Directors

        Messrs. Ostrover, Packer, and Kirshenbaum are considered "interested persons" (as defined in the 1940 Act) of the Company since they are officers of the Adviser.

Meetings and Attendance

        The Board met five times during 2019 and acted on various occasions by written consent. Each of the incumbent directors attended at least 75% of the aggregate of the Board meetings and meetings of the committee(s) on which he served held during the last fiscal year and while he served as a director.

Board Attendance at the Annual Meeting

        The Company's policy is to encourage its directors to attend each annual meeting; however, such attendance is not required at this time. All of the Company's directors attended the 2019 annual meeting of shareholders.

Board Leadership Structure and Oversight Responsibilities

        Overall responsibility for the Company's oversight rests with the Board. The Company has entered into the second amended and restated investment advisory agreement (the "Investment Advisory Agreement") pursuant to which the Adviser will manage the Company on a day-to-day basis. The Board is responsible for overseeing the Adviser and the Company's other service providers in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the Company's charter. The Board is currently composed of seven members, four of whom are directors who are not "interested persons" of the Company or the Adviser as defined in the 1940 Act.

        The Board meets in person at regularly scheduled quarterly meetings each year. In addition, the Board may act by unanimous written consent and hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings.

        As described below, the Board has established an Audit Committee, a Nominating Committee and a Compensation Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities.

        The Board has appointed Edward D'Alelio, an Independent Director, to serve in the role of Chairman of the Board. The Chairman's role is to preside at all meetings of the Board and to act as a liaison with the Adviser, counsel and other directors generally between meetings. The Chairman serves as a key point person for dealings between management and the directors. The Chairman also may perform such other functions as may be delegated by the Board from time to time. The Board reviews matters related to its leadership structure annually. The Board has determined that the Board's leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of directors and the full Board in a manner that enhances effective oversight.

        The Company is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board's general oversight of the Company and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out the Company's investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has their own independent interest in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Company or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Company, the Board interacts with and reviews reports from, among others, the Adviser, the Company's Chief Compliance Officer, the Company's independent registered public accounting firm and counsel, as appropriate, regarding risks faced by the Company and applicable risk controls. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Communications with Directors

        Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Owl Rock Capital Corporation, 399 Park Avenue, 38th Floor, New York, New York 10022, Attention: Secretary.

Committees of the Board

        The Board has an Audit Committee, a Nominating Committee and a Compensation Committee, and may form additional committees in the future. A brief description of each committee is included in this Proxy Statement and the charters of the Audit, Nominating and Compensation Committees can be accessed on the Company's website at www.owlrockcapitalcorporation.com.

        As of the date of this Proxy Statement, the members of each of the Board's committees are as follows (the names of the respective committee chairperson are bolded):

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Edward D'Alelio	Edward D'Alelio	Edward D'Alelio
Christopher M. Temple	Christopher M. Temple	Christopher M. Temple
Eric Kaye	Eric Kaye	Eric Kaye
Brian Finn	Brian Finn	Brian Finn

Audit Committee Governance, Responsibilities and Meetings

        In accordance with its written charter adopted by the Board, the Audit Committee:

          (a)   assists the Board's oversight of the integrity of the Company's financial statements, the independent registered public accounting firm's qualifications and independence, the Company's compliance with legal and regulatory requirements and the performance of the Company's independent registered public accounting firm;

          (b)   prepares an Audit Committee report, if required by the SEC, to be included in the Company's annual proxy statement;

          (c)   oversees the scope of the annual audit of the Company's financial statements, the quality and objectivity of the Company's financial statements, accounting and financial reporting policies and internal controls;

          (d)   determines the selection, appointment, retention and termination of the Company's independent registered public accounting firm, as well as approving the compensation thereof;

          (e)   pre-approves all audit and non-audit services provided to the Company and certain other persons by such independent registered public accounting firm; and

          (f)    acts as a liaison between the Company's independent registered public accounting firm and the Board.

        The Audit Committee had eight formal meetings in 2019.

        The Board has determined that each of Brian Finn and Christopher M. Temple is an "audit committee financial expert" as that term is defined under Item 407 of Regulation S-K of the Exchange Act, and otherwise satisfies the sophistication requirements of NYSE Rule 303A.07.

        Each member of the Audit Committee simultaneously serves on the audit committees of three or more public companies, and the Board has determined that each member's simultaneous service on the audit committees of other public companies does not impair such member's ability to effectively serve on the Audit Committee.

Nominating Committee Governance, Responsibilities and Meetings

        In accordance with its written charter adopted by the Board, the Nominating Committee:

          (a)   recommends to the Board persons to be nominated by the Board for election at the Company's meetings of the Company's shareholders, special or annual, if any, or to fill any vacancy on the Board that may arise between shareholder meetings;

          (b)   makes recommendations with regard to the tenure of the directors;

          (c)   is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether the structure is operating effectively; and

          (d)   recommends to the Board the compensation to be paid to the independent directors of the Board.

        The Nominating Committee will consider for nomination to the Board candidates submitted by the Company's shareholders or from other sources it deems appropriate.

        The Nominating Committee had two formal meetings in 2019.

Director Nominations

        Nomination for election as a director may be made by, or at the direction of, the Nominating Committee or by shareholders in compliance with the procedures set forth in the Company's bylaws.

        Shareholder proposals or director nominations to be presented at the annual meeting of shareholders, other than shareholder proposals submitted pursuant to the SEC's Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in the Company's bylaws. These requirements are separate from the requirements discussed below to have the shareholder nomination or other proposal included in the Company's proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules.

        The Company's bylaws require that the proposal or recommendation for nomination must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the 150th day prior to the one year anniversary of the date the Company's proxy statement for the preceding year's annual meeting, and not later than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. If the date of the annual meeting has changed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, shareholder proposals or director nominations must be so received not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

        In evaluating director nominees, the Nominating Committee considers, among others, the following factors:

  •
  whether the individual possesses high standards of character and integrity, relevant experience, a willingness to ask hard questions and the ability to work well with others;

  •
  whether the individual is free of conflicts of interest that would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

  •
  whether the individual is willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board Committee member;

  •
  whether the individual has the capacity and desire to represent the balanced, best interests of the shareholder as a whole and not a special interest group or constituency; and

  •
  whether the individual possesses the skills, experiences (such as current business experience or other such current involvement in public service, academia or scientific communities), particular areas of expertise, particular backgrounds, and other characteristics that will help ensure the effectiveness of the Board and Board committees.

        The Nominating Committee's goal is to assemble a board that brings to the Company a variety of perspectives and skills derived from high-quality business and professional experience.

        Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee also may consider other factors as they may deem are in the best interests of the Company and its shareholders. The Board also believes it appropriate for certain key members of the Company's management to participate as members of the Board.

        The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee will identify the desired skills and experience of a new nominee in light of the criteria above. The members of the Board are polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third-party search firm, if necessary.

        The Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Board generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Board believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Board's goal of creating a Board that best serves the needs of the Company and the interests of its shareholders.

Compensation Committee Governance, Responsibilities and Meetings

        In accordance with its written charter adopted by the Board, the Compensation Committee:

        (a)   determines, or recommends to the Board for determination, the compensation, if any, of the Company's Chief Executive Officer and all other executive officers; and

        (b)   assists the Board with matters related to compensation generally, except with respect to the compensation of the directors.

        As none of the Company's executive officers are currently compensated by the Company, the Compensation Committee will not produce and/or review a report on executive compensation practices. The Compensation Committee met once in 2019.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics which applies to the Company's executive officers, including its Chief Executive Officer and Chief Financial Officer, as well as every officer, director and employee of the Company. The Company's Code of Business Conduct and Ethics can be accessed on the Company's website at www.owlrockcapitalcorporation.com.

        There have been no material changes to the Company's corporate code of ethics or material waivers of the code that apply to the Company's Chief Executive Officer or Chief Financial Officer. If the Company makes any substantive amendment to, or grants a waiver from, a provision of its Code of Business Conduct and Ethics, the Company will promptly disclose the nature of the amendment or waiver on its website at www.owlrockcapitalcorporation.com as well as file a Form 8-K with the Securities and Exchange Commission.

Corporate Governance Guidelines

        The Company has adopted corporate governance guidelines which are available on its website at www.owlrockcapitalcorporation.com.

Election of Officers

        Executive officers hold their office until their successors have been duly elected and qualified, or until the earlier of their resignation or removal.

Compensation Discussion and Analysis

        The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company's business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the Investment Advisory Agreement and the administration agreement between the Company and the Adviser (the "Administration Agreement"), as applicable. The Company's day-to-day investment and administrative operations are managed by the Adviser. Most of the services necessary for the origination and management of the Company's investment portfolio will be provided by investment professionals employed by the Adviser or its affiliates.

        None of the Company's executive officers will receive direct compensation from us. The Company will reimburse the Adviser the allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company's Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the Company's business and affairs, and as otherwise set forth in the Administration Agreement). Members of the Investment Committee, through their financial interests in the Adviser, are entitled to a portion of the profits earned by the Adviser, which includes any fees payable to the Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by the Adviser in performing its services under the Investment Advisory Agreement.

Director Compensation

        No compensation is expected to be paid to the Company's directors who are "interested persons," as such term is defined in Section 2(a)(19) of the 1940 Act. The Company's directors who do not also serve in an executive officer capacity for the Company or the Adviser are entitled to receive annual cash retainer fees, fees for participating in in-person board and committee meetings and annual fees for serving as a committee chairperson. These directors are Edward D'Alelio, Christopher M. Temple, Eric

Kaye and Brian Finn. The Company pays each independent director the following amounts for serving as a director:

			Annual Committee Chair Cash Retainer
	Annual Cash Retainer	Board Meeting Fee	Chair of the Board	Audit	Committee Chair	Committee Meeting Fee
Pre-Exchange Listing (July 18, 2019)	$100,000	$2,500	$25,000	$15,000	$5,000	$1,000
Post-Listing Date (July 18, 2019)	$150,000	$2,500	$25,000	$15,000	$5,000	$1,000

        The Company also reimburses each of the directors for all reasonable and authorized business expenses in accordance with the Company's policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

        The table below sets forth the compensation received by each director from the Company and the Fund Complex for service during the fiscal year ended December 31, 2019:

	Fees Earned and Paid in Cash by the Company	Total Compensation from the Company	Total Compensation from the Fund Complex
Edward D'Alelio	$168,190	$168,190	$506,271
Christopher M. Temple	$160,190	$160,190	$490,271
Eric Kaye	$149,190	$149,190	$465,771
Brian Finn	$145,190	$145,190	$440,271

Compensation of the Investment Adviser

        The Company pays the Adviser an investment advisory fee for its services under the Investment Advisory Agreement consisting of two components: a Management Fee and an Incentive Fee. The cost of both the Management Fee and the Incentive Fee ultimately will be borne by the Company's shareholders.

        The Management Fee is payable quarterly in arrears. Prior to July 18, 2019 (the "Listing Date"), the Management Fee was payable at an annual rate of 0.75% of the Company's (i) average gross assets, excluding cash and cash equivalents but including assets purchased with borrowed amounts, at the end of the Company's two most recently completed calendar quarters plus (ii) the average of any shareholder's remaining unfunded Capital Commitments to the Company at the end of the two most recently completed calendar quarters. Following the Listing Date, the Management Fee is payable at an annual rate of (x) 1.50% of the average of the Company's gross assets, excluding cash and cash equivalents but including assets purchased with borrowed amounts, that is above an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act, and (y) 1.00% of the average of the Company's gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts, that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act, in each case at the end of the two most recently completed calendar quarters payable quarterly in arrears. The Management Fee for any partial month or quarter, as the case may be, will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar months or quarters, as the case may be. For purposes of the Investment Advisory Agreement, gross assets means the Company's total assets determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, excluding cash and cash equivalents, but including assets purchased with borrowed amounts.

        Pursuant to the Investment Advisory Agreement, the Adviser was not entitled to an Incentive Fee prior to the Listing Date. Following the Listing Date, the Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on the Company's income and a portion is based on the Company's capital gains, each as described below. The portion of the Incentive Fee based on income is determined and paid quarterly in arrears commencing with the first calendar quarter following the Listing Date, and equals 100% of the pre-Incentive Fee net investment income in excess of a 1.5% quarterly "hurdle rate," until the Adviser has received 17.5% of the total pre-Incentive Fee net investment income for that calendar quarter and, for pre-Incentive Fee net investment income in excess of 1.82% quarterly, 17.5% of all remaining pre-Incentive Fee net investment income for that calendar quarter. The 100% "catch-up" provision for pre-Incentive Fee net investment income in excess of the 1.5% "hurdle rate" is intended to provide the Adviser with an incentive fee of 17.5% on all pre-Incentive Fee net investment income when that amount equals 1.82% in a calendar quarter (7.27% annualized), which is the rate at which catch-up is achieved. Once the "hurdle rate" is reached and catch-up is achieved, 17.5% of any pre-Incentive Fee net investment income in excess of 1.82% in any calendar quarter is payable to the Adviser.

        Pre-Incentive Fee net investment income means dividends (including reinvested dividends), interest and fee income accrued by the Company during the calendar quarter, minus operating expenses for the calendar quarter (including the Management Fee, expenses payable under the Administration Agreement, as discussed below, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest ("PIK") and zero coupon securities), accrued income that the Company may not have received in cash. The Adviser is not obligated to return the Incentive Fee it receives on PIK interest that is later determined to be uncollectible in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

        To determine whether pre-Incentive Fee net investment income exceeds the hurdle rate, pre-Incentive Fee net investment income is expressed as a rate of return on the value of the Company's net assets at the end of the immediately preceding calendar quarter commencing with the first calendar quarter following the Listing Date. Because of the structure of the Incentive Fee, it is possible that the Company may pay an Incentive Fee in a calendar quarter in which the Company incurs a loss. For example, if the Company receives pre-Incentive Fee net investment income in excess of the quarterly hurdle rate, the Company will pay the applicable Incentive Fee even if it has incurred a loss in that calendar quarter due to realized and unrealized capital losses. In addition, because the quarterly hurdle rate is calculated based on the Company's net assets, decreases in the Company's net assets due to realized or unrealized capital losses in any given calendar quarter may increase the likelihood that the hurdle rate is reached and therefore the likelihood of the Company paying an Incentive Fee for that calendar quarter. The Company's net investment income used to calculate this component of the Incentive Fee is also included in the amount of the Company's gross assets used to calculate the Management Fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

        The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Quarterly Subordinated Incentive Fee on
Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets)

        The second component of the Incentive Fee, the Capital Gains Incentive Fee, payable at the end of each calendar year in arrears, equals 17.5% of cumulative realized capital gains from the Listing Date to the end of each calendar year, less cumulative realized capital losses and unrealized capital depreciation from the Listing Date to the end of each calendar year. Each year, the fee paid for the Capital Gains Incentive Fee is net of the aggregate amount of any previously paid Capital Gains Incentive Fee for prior periods. The Company will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company sells the relevant investment and realize a capital gain. For the sole purpose of calculating the Capital Gains Incentive Fee, the cost basis as of the Listing Date for all of the Company's investments made prior to the Listing Date will be equal to the fair market value of such investments as of the last day of the quarter in which the Listing Date occurred; provided, however, that in no event will the Capital Gains Fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

        The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.

  Fee Waiver

        On February 27, 2019, the Adviser agreed at all times prior to the fifteen-month anniversary of the listing of the Company's common stock on a national securities exchange (which occurred on July 18, 2019), to waive (i) any portion of the Management Fee that is in excess of 0.75% of the Company's gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts at the end of the two most recently completed calendar quarters, calculated in accordance with the Investment Advisory Agreement, and (ii) the entire Incentive Fee (including, for the avoidance of doubt, both the portion of the incentive fee based on the Company's income and the capital gains incentive fee).

Certain Relationships and Related Party Transactions

        The Company has entered into both the Investment Advisory Agreement and the Administration Agreement with the Adviser. Pursuant to the Investment Advisory Agreement, the Company will pay the Adviser a base management fee and an incentive fee. See "Corporate Governance—Compensation of the Investment Adviser" for a description of how the fees payable to the Adviser will be determined. Pursuant to the Administration Agreement, the Company will reimburse the Adviser for expenses necessary to perform services related to the Company's administration and operations. In addition, the

Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees.

        The Company's executive officers, certain of its directors and certain other finance professionals of Owl Rock Capital Partners also serve as executives of the Owl Rock Advisers and officers and directors of the Company and certain professionals of Owl Rock Capital Partners and the Adviser are officers of Owl Rock Capital Securities LLC. In addition, the Company's executive officers and directors and the members of the Adviser and members of its investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or a related, line of business as the Company does (including the Owl Rock Advisers) including serving on their respective investment committees and/or on the investment committees of investment funds, accounts or other investment vehicles managed by the Company's affiliate which may have investment objectives similar to the Company's investment objective. At times the Company may compete with entities managed by the Adviser, as well as other entities managed by the Owl Rock Advisers, including the Owl Rock BDCs and Owl Rock First Lien Master Fund L.P., a fund advised by ORPFA (collectively, the "Owl Rock Clients"), for capital and investment opportunities. As a result, the Company may not be given the opportunity to participate in certain investments made by the Owl Rock Clients. This can create a potential conflict when allocating investment opportunities among the Company and such other Owl Rock Clients. An investment opportunity that is suitable for multiple clients of the Adviser and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. However, in order for the Adviser and its affiliates to fulfill their fiduciary duties to each of their clients, the Owl Rock Advisers have put in place an investment allocation policy that seeks to ensure the fair and equitable allocation of investment opportunities over time and addresses the co-investment restrictions set forth under the 1940 Act.

        The Owl Rock Advisers intend to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with its allocation policy, so that no client of the Adviser or its affiliates is disadvantaged in relation to any other client of the Adviser or its affiliates, taking into account such factors as the relative amounts of capital available for new investments, cash on hand, existing commitments and reserves, the investment programs and portfolio positions of the participating investment accounts, the clients for which participation is appropriate, targeted leverage level, targeted asset mix and any other factors deemed appropriate.

        The Owl Rock Advisers have put in place an investment allocation policy that seeks to ensure the equitable allocation of investment opportunities and addresses the co-investment restrictions set forth under the 1940 Act. When the Company engages in co-investments as permitted by the exemptive relief described below, the Company will do so in a manner consistent with the Owl Rock Advisers' allocation policy. In situations where co-investment with other entities managed by the Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, a committee comprised of certain executive officers of the Owl Rock Advisers (including executive officers of the Adviser) along with other officers and employees, will need to decide whether the Company or such other entity or entities will proceed with the investment. The allocation committee will make these determinations based on the Owl Rock Advisers' allocation policy, which generally requires that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time.

Allocation of Investment Opportunities

        The Owl Rock Advisers' allocation policy is designed to manage the potential conflicts of interest between the Adviser's fiduciary obligations to the Company and its or its affiliates' similar fiduciary obligations to other clients, including the Owl Rock Clients; however, there can be no assurance that the Owl Rock Advisers' efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in the Company's favor.

        The allocation of investment opportunities among the Company and any of the other investment funds sponsored or accounts managed by the Adviser or its affiliates may not always, and often will not, be proportional. In general, pursuant to the Owl Rock Advisers' allocation policy, the process for making an allocation determination includes an assessment as to whether a particular investment opportunity (including any follow-on investment in, or disposition from, an existing portfolio company held by the Company or another investment fund or account) is suitable for the Company or another investment fund or account including the Owl Rock Clients. In making this assessment, the Owl Rock Advisers may consider a variety of factors, including, without limitation: the investment objectives, guidelines and strategies applicable to the investment fund or account; the nature of the investment, including its risk-return profile and expected holding period; portfolio diversification and concentration concerns; the liquidity needs of the investment fund or account; the ability of the investment fund or account to accommodate structural, timing and other aspects of the investment process; the life cycle of the investment fund or account; legal, tax and regulatory requirements and restrictions, including, as applicable, compliance with the 1940 Act (including requirements and restrictions pertaining to co-investment opportunities discussed below); compliance with existing agreements of the investment fund or account; the available capital of the investment fund or account; diversification requirements for BDCs or regulated investment companies ("RICs"); the gross asset value and net asset value of the investment fund or account; the current and targeted leverage levels for the investment fund or account; and portfolio construction considerations. The relevance of each of these criteria will vary from investment opportunity to investment opportunity. In circumstances where the investment objectives of multiple investment funds or accounts regularly overlap, while the specific facts and circumstances of each allocation decision will be determinative, the Owl Rock Advisers may afford prior decisions precedential value.

        Pursuant to the Owl Rock Advisers' allocation policy, if through the foregoing analysis, it is determined that an investment opportunity is appropriate for multiple investment funds or accounts, the Owl Rock Advisers generally will determine the appropriate size of the opportunity for each such investment fund or account. If an investment opportunity falls within the mandate of two or more investment funds or accounts, and there are no restrictions on such funds or accounts investing with each other, then each investment fund or account will receive the amount of the investment that it is seeking, as determined based on the criteria set forth above.

        Certain allocations may be more advantageous to the Company relative to one or all of the other investment funds, or vice versa. While the Owl Rock Advisers will seek to allocate investment opportunities in a way that it believes in good faith is fair and equitable over time, there can be no assurance that the Company's actual allocation of an investment opportunity, if any, or terms on which the allocation is made, will be as favorable as they would be if the conflicts of interest to which the Adviser may be subject did not exist.

Co-Investment Opportunities

        As a BDC, the Company is subject to certain regulatory restrictions in negotiating certain investments with entities with which the Company may be restricted from doing so under the 1940 Act, such as the Adviser and its affiliates, unless it obtains an exemptive order from the SEC.

        We, the Adviser and certain of the Company's affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by the Adviser or its affiliates in a manner consistent with the Company's investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such exemptive relief, the Company generally is permitted to co-invest with certain of the Company's affiliates if a "required majority" (as defined in

Section 57(o) of the 1940 Act) of the Company's independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Company and its shareholders and do not involve overreaching of the Company or its shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of the Company's shareholders and is consistent with the Company's investment objective and strategies, and (3) the investment by the Company's affiliates would not disadvantage us, and the Company's participation would not be on a basis different from or less advantageous than that on which the Company's affiliates are investing. The Owl Rock Advisers' investment allocation policy incorporates the conditions of the exemptive relief. As a result of the exemptive relief, there could be significant overlap in the Company's investment portfolio and the investment portfolio of the other Owl Rock BDCs and/or other funds established by the Adviser or its affiliates that could avail themselves of the exemptive relief.

License Agreement

        The Company also has entered into a license agreement (the "License Agreement") with an affiliate of Owl Rock Capital Partners, pursuant to which it was granted a non-exclusive license to use the name "Owl Rock." Under the License Agreement, the Company has a right to use the Owl Rock name for so long as the Adviser or one of its affiliates remains the Company's investment adviser. Other than with respect to this limited license, the Company has no legal right to the "Owl Rock" name or logo.

Material Non-Public Information

        The Company's senior management, members of the Adviser's investment committee and other investment professionals from the Adviser may serve as directors of, or in a similar capacity with, companies in which the Company invests or in which the Company is considering making an investment. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict the Company's ability to buy or sell the securities of such company under the policies of the company or applicable law.

Required Vote

        The affirmative vote of the majority of votes cast on the proposal will determine the outcome of the proposal. For the proposal, "abstain" votes and broker non-votes, if any, will count as shares represented at the meeting for purpose of establishing a quorum but will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

 PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        KPMG LLP, New York, New York, has been appointed by the Board to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. KPMG LLP acted as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2018 and December 31, 2019. The Company knows of no direct financial or material indirect financial interest of KPMG LLP in the Company. A representative of KPMG LLP will be available to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

        Although action by the shareholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek shareholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company's consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020 is not ratified by the shareholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint KPMG LLP as the Company's independent registered public accounting firm for the succeeding fiscal year.

Fees

        Set forth in the table below are audit fees, audit-related fees, tax fees and all other fees billed to the Company by KPMG LLP for professional services performed for the fiscal years ended December 31, 2018 and December 31, 2019:

	For the fiscal year ended December 31, 2018	For the fiscal year ended December 31, 2019
Audit Fees	$852,200	$1,243,000
Audit-Related Fees(1)	—	—
Tax Fees	$100,475	$94,765
All Other Fees(2)	—	—
Total Fees	$952,675	$1,337,765

(1)
"Audit-Related Fees" are those fees billed to the Company by KPMG LLP for services provided by KPMG LLP.

(2)
"All Other Fees" are those fees, if any, billed to the Company by KPMG LLP in connection with permitted non-audit services.

Pre-Approval Policies and Procedures

        The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by KPMG LLP, the Company's independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor's independence.

        Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Committee Report

        As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with both management and KPMG LLP, the Company's independent registered public accounting firm, the Company's consolidated financial statements as of and for the year ended December 31, 2019, as filed with the SEC as part of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2019. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by KPMG LLP. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by KPMG LLP in order to assure that the provision of such services does not impair the firm's independence.

        Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by KPMG LLP to management.

        The Audit Committee received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to KPMG LLP. It also has reviewed non-audit services and fees to assure compliance with the Company's and the Audit Committee's policies restricting KPMG LLP from performing services that might impair its independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. The Audit Committee also recommended the appointment of KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

Audit Committee Members:

Christopher M. Temple, Chairman
Edward D'Alelio
Eric Kaye
Brian Finn

        The material in this Audit Committee report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote

        The affirmative vote of the majority of votes cast on the proposal will determine the outcome of the proposal. For the proposal, "abstain" votes and broker non-votes, if any, will count as shares represented at the meeting for purpose of establishing a quorum but will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF
TTHE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

 PROPOSAL 3: AUTHORIZATION TO ALLOW THE COMPANY TO REDUCE ITS ASSET COVERAGE RATIO TO 150%, PURSUANT TO SECTION 61(A)(2) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, TO BECOME EFFECTIVE THE DATE AFTER THE ANNUAL MEETING.

        The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. As a BDC, regulations under the 1940 Act limit the Company's ability to use borrowings, also known as leverage, in significant respects. With certain limited exceptions, currently the Company is only allowed to borrow amounts, including by borrowing money from banks or other financial institutions, issuing debt securities or issuing preferred stock (collectively, "senior securities"), where its asset coverage, as defined in the 1940 Act, equals at least 200% after the borrowing. For purposes of the 1940 Act, "asset coverage" means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness and, if applicable, preferred stock.

        On March 23, 2018, the passage of the Small Business Credit Availability Act (the "SBCAA") amended Section 61(a) of the 1940 Act to allow a BDC to increase the maximum amount of leverage it may incur under the 1940 Act by electing to be subject to a lower minimum asset coverage ratio of 150%, subject to receipt of certain board or shareholder approvals and satisfaction of certain other conditions. Under the existing 200% minimum asset coverage ratio, the Company is permitted to borrow up to $1 for investment purposes for every $1 of investor equity, and under the 150% minimum asset coverage ratio, the Company will be permitted to borrow up to $2 for investment purposes for every $1 of investor equity. In other words, Section 61(a) of the 1940 Act permits BDCs to potentially increase their debt-to-equity ratio from a maximum of 1:1 to a maximum of 2:1 as a result of the amendments adopted pursuant to the SBCAA. To date, the Company's BDC peers have taken advantage of the reduced minimum asset coverage ratio.

        Under the SBCAA, the Board, including a "required majority" thereof (as defined in Section 57(o) of the 1940 Act), may vote to approve an increase in the Company's leverage capacity, and such approval would become effective after one year. In accordance with Section 57(o) of the 1940 Act, the approval of the "required majority" of the Company's Board requires the approval of both (i) a majority of the Company's directors who are not "interested persons" of the Company, as such term is defined in Section 2(a)(19) of the 1940 Act, and (ii) a majority of the Company's directors who have no financial interest in the increase in the Company's leverage capacity. In addition, the Company is allowed to increase its leverage capacity if shareholders representing at least a majority of the votes cast, when quorum is met, approve a proposal to do so. If the Company receives shareholder approval, it would be allowed to increase its leverage capacity on the first day after such approval. In both cases, the Company is required to make certain disclosures on its website and in SEC filings regarding, among other things, the receipt of approval to increase leverage, its leverage capacity and usage, and risks related to leverage.

        In order to provide the Company with maximum leverage flexibility at the earliest possible date, the Board authorized the Company to seek the approval of its shareholders with respect to the application of the minimum asset coverage ratio of 150% to the Company. If this proposal is approved by shareholders, the Company will be subject to the minimum asset coverage ratio of 150% for purposes of the 1940 Act leverage limitation effective as of the day after this Annual Meeting.

        On March 31, 2020, the Board, including the required majority thereof, also approved the application of the minimum asset coverage ratio of 150% to the Company. As a result, regardless of the outcome of this proposal, the Company will be subject to the minimum asset coverage ratio of 150% for purposes of the 1940 Act leverage limitation as of March 31, 2021. This means that, as of March 31, 2021, the Company will be permitted to incur double the maximum amount of leverage that the Company is able to incur currently and if this proposal is approved, the Company will be permitted to incur double the maximum amount of leverage that the Company is able to incur currently approximately ten months earlier than if the Company's shareholders do not vote to approve this proposal.

        If the proposal is not approved by the shareholders, the Company will continue to operate within the 200% minimum asset coverage ratio until the earlier of (1) such time as it receives shareholder approval of a similar proposal at a future meeting, or (2) March 31, 2021, which is one year after the date on which the Board approved the application of the 150% minimum asset coverage ratio to the Company.

        Upon the effectiveness of the lower minimum asset coverage ratio requirement (either after the Annual Meeting or on March 31, 2021), the Company's target debt-to-equity ratio will be 0.90x-1.25x. In addition, in connection with the Board's approval of the lower minimum asset coverage ratio, effective March 31, 2020, the Board also approved a Second Amended and Restated Investment Advisory Agreement (the "Amended Agreement") pursuant to which the base management fee payable by the Company to the Adviser was reduced from an annual rate of 1.50% to an annual rate of 1.00% for the Company's gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts, that exceed 200% of the Company's total net assets at the end of the two most recently completed calendar quarters.

  Illustrations of the Effect of Lowering the Minimum Asset Coverage Ratio

        The following tables illustrate the maximum amount of borrowings that could be incurred by the Company at the current 200% minimum asset coverage ratio and a 150% minimum assets coverage ratio based on the Company's net assets as of of December 31, 2019 and based on hypothetical decreases of 5% and 10% of the Company's net assets as of December 31, 2019.

        The following tables set forth the following information (1) as of December 31, 2019, (2) assuming a hypothetical decrease of 5% to the Company's net assets as of December 31, 2019 and (3) assuming a hypothetical decrease of 10% to the Company's net assets as of December 31, 2019:

  •
  the Company's total assets, total debt outstanding (in dollars and as a percentage of total assets), net assets and asset coverage ratio as of December 31, 2019;

  •
  assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company under the current 200% minimum asset coverage ratio, the Company's pro forma total assets, total debt outstanding (with the maximum amount of additional borrowings that the Company would be permitted to incur in dollars and as a percentage of total assets), net assets and asset coverage ratio; and

  •
  assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company under a 150% minimum asset coverage ratio, the Company's pro forma total assets, total debt outstanding (with the maximum amount of additional borrowings that the Company would be permitted to incur in dollars and as a percentage of total assets), net assets and asset coverage ratio.

        In evaluating the information presented below, it is important to recognize that the maximum amount of borrowings that could be incurred by the Company is presented for comparative and informational purposes only and such information is not a representation of the amount of borrowings that the Company intends to incur or that would be available to the Company to be incurred.

        As of December 31, 2019:

		Pro Forma Amounts as of December 31, 2019 Assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company
	Actual Amounts As of December 31, 2019(1)
Selected Consolidated Financial Statement Data		Under the Current 200% Minimum Asset Coverage Ratio(2)	Under a 150% Minimum Asset Coverage Ratio(3)
(dollar amounts in thousands)
Total Assets	$9,203.6	$11,954.6	$17,931.9
Total Debt (principal outstanding)	$3,071.1	$5,977.3	$11,954.6
Net Assets	$5,977.3	$5,977.3	$5,977.3
Asset Coverage Ratio	293%	200%	150%
Leverage	0.51x	1.00x	2.00x

(1)
As of December 31, 2019, the Company's total outstanding indebtedness represented 33.4% of the Company's total assets.

(2)
Based on the Company's total outstanding indebtedness of $3,071.1 million as of December 31, 2019 and applying the currently applicable 200% minimum asset coverage ratio, the Company could have incurred up to an additional $2,906.2 million of borrowings. The maximum amount of additional borrowings of $2,906.2 million would have represented 24.3% of total assets.

(3)
Based on the Company's total outstanding indebtedness of $3,071.1 million as of December 31, 2019 and applying a 150% minimum asset coverage ratio, the Company could have incurred up to an additional $8,883.5 million of borrowings. The maximum amount of additional borrowings of $8,883.5 million would have represented 49.5% of total assets.

        Assuming a hypothetical decrease of 5% to the Company's net asset value as of December 31, 2019:

Selected Consolidated Financial Statement Data		Pro Forma Amounts based on a hypothetical 5% decrease to net asset value as of December 31, 2019 Assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company
(dollar amounts in thousands)	Actual Amount as of December 31, 2019(1)	Under the Current 200% Minimum Asset Coverage Ratio(2)	Under a 150% Minimum Asset Coverage Ratio(3)
Total Assets	$9,203.6	$11,356.9	$17,035.3
Total Debt (principal outstanding)	$3,071.1	$5,678.4	$11,356.9
Net Assets	$5,977.3	$5,678.4	$5,678.4
Asset Coverage Ratio	293%	200%	150%
Leverage	0.51x	1.00x	2.00x

(1)
As of December 31, 2019, the Company's total outstanding indebtedness represented 33.4% of the Company's total assets.

(2)
Based on the Company's total outstanding indebtedness of $3,071.1 million as of December 31, 2019, assuming a hypothetical decrease of 5% to the Company's net asset value as of December 31, 2019 and applying the currently applicable 200% minimum asset coverage ratio, the Company could have incurred up to an additional $2,607.3 million of borrowings. The maximum amount of additional borrowings of $2,607.3 million would have represented 23.0% of total assets.

(3)
Based on the Company's total outstanding indebtedness of $3,071.1 million as of December 31, 2019, assuming a hypothetical decrease of 5% to the Company's net asset value as of December 31, 2019 and applying a 150% minimum asset coverage ratio, the Company could have incurred up to an additional $8,285.8 million of borrowings. The maximum amount of additional borrowings of $8,285.8 million would have represented 48.6% of total assets.

        Assuming a hypothetical decrease of 10% to the Company's net asset value as of December 31, 2019:

		Pro Forma Amounts based on a hypothetical 10% decrease to net asset value as of December 31, 2019 Assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company
Selected Consolidated Financial Statement Data
	Actual Amounts as of December 31, 2019(1)
(dollar amounts in thousands)		Under the Current 200% Minimum Asset Coverage Ratio(2)	Under a 150% Minimum Asset Coverage Ratio(3)
Total Assets	$9,203.6	$10,759.1	$16,138.7
Total Debt (principal outstanding)	$3,071.1	$5,379.6	$10,759.1
Net Assets	$5,977.3	$5,379.6	$5,379.6
Asset Coverage Ratio	293%	200%	150%
Leverage	0.51x	1.00x	2.00x

(1)
Based on a hypothetical 10% decrease to the Company's net asset value as of December 31, 2019, the Company's total outstanding indebtedness represented 33.4% of the Company's total assets.

(2)
Based on the Company's total outstanding indebtedness of $3,071.1 million as of December 31, 2019, assuming a hypothetical decrease of 10% to the Company's net asset value as of December 31, 2019 and applying the currently applicable 200% minimum asset coverage ratio, the Company could have incurred up to an additional $2,308.5 million of borrowings. The maximum amount of additional borrowings of $2,308.5 million would have represented 21.5% of total assets.

(3)
Based on the Company's total outstanding indebtedness of $3,071.1 million as of December 31, 2019, assuming a hypothetical decrease of 10% to the Company's net asset value as of December 31, 2019 and applying a 150% minimum asset coverage ratio, the Company could have incurred up to an additional $7,688.0 million of borrowings. The maximum amount of additional borrowings of $7,688.0 million would have represented 47.6% of total assets.

        In order to assist investors in understanding the effects of leverage, the following table illustrates the effect of leverage on returns from an investment in the Company's common stock, assuming (1) the Company's actual borrowings as of December 31, 2019, (2) the Company incurred the maximum amount of borrowings under the currently applicable minimum asset coverage ratio of 200% and (3) the Company incurred the maximum amount of borrowings under a minimum asset coverage ratio of 150%, each at various annual returns as of December 31, 2019, net of expenses. Leverage generally magnifies the return of shareholders when the portfolio return is positive and magnifies their losses when the portfolio return is negative. Actual returns may be greater or less than those appearing in the table. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below.

	Assumed Return on Portfolio (net of expenses)
	–10%	–5%	0%	5%	10%
Corresponding return to shareholder, based on actual borrowings as of December 31, 2019(1)	(17.9)%	(10.2)%	(2.5)%	5.2%	12.9%
Corresponding return to shareholder, pro forma assuming the Company incurred the maximum amount of borrowings under the current 200% minimum asset coverage ratio(2)	(24.8)%	(14.8)%	(4.8)%	5.2%	15.2%
Corresponding return to shareholder, pro forma assuming the Company incurred the maximum amount of borrowings under a 150% minimum asset coverage ratio(3)	(39.6)%	(24.6)%	(9.6)%	5.4%	20.4%

(1)
Assumes, as of December 31, 2019, (i) $9,203.6 million in total assets, (ii) $3,071.1 million in outstanding indebtedness, (iii) $5,977.3 million in net assets and (iv) interest cost of 4.8%, under the terms of the Company's debt for the fiscal year December 31, 2019, excluding fees. The Company's investments would have had to produce annual returns of approximately 1.6% to cover annual interest payments on the outstanding debt.

(2)
Assuming, on a pro forma basis, that (a) the Company had incurred the maximum amount of borrowings that could have been incurred by the Company as of December 31, 2019 under the existing 200% minimum asset coverage ratio, and (b) the additional borrowings compared to the actual amount of borrowings incurred by the Company as of December 31, 2019 are fully invested, the Company would have (i) $11,954.6 million in total assets, (ii) $5,977.3 million in outstanding indebtedness, (iii) $5,977.3 million in net assets, and (iv) annual interest cost of 4.8%. The Company's investments would have had to produce annual returns of approximately 2.4% to cover annual interest payments on the outstanding debt.

(3)
Assuming, on a pro forma basis, that (a) the Company had incurred the maximum amount of borrowings that could have been incurred by the Company as of December 31, 2019 under a 150% minimum asset coverage ratio, and (b) the additional borrowings compared to the actual amount of borrowings incurred by the Company as of December 31, 2019 are fully invested, the Company would have (i) $17,931.9 million in total assets, (ii) $11,954.6 million in outstanding indebtedness, (iii) $5,977.3 million in net assets, and (iv) annual interest cost of 4.8%. The Company's investments would have had to produce annual returns of approximately 3.2% to cover annual interest payments on the outstanding debt.

  Fees and Expenses Table

        The following table is intended to assist you in understanding the costs and expenses that an investor in the Company's common stock will bear directly or indirectly, based on the assumptions set forth below. The pro forma information showing the maximum amount of borrowings that could be incurred by the Company is presented for comparative and informational purposes only and such information is not a representation of the amount of borrowings that the Company intends to incur or that would be available to the Company to be incurred.

        The Company cautions you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of the Company's future expenses, which may be greater or less than shown. Future expenses will depend on many factors, including the use of leverage, which may vary periodically depending on market conditions, the Company's portfolio composition and the Adviser's assessment of risks and returns. Except where the context suggests otherwise, whenever this proxy statement contains a reference to fees or expenses paid by "us," the "Company" or "Owl Rock Capital Corporation," shareholders will indirectly bear these fees or expenses as investors in Owl Rock Capital Corporation.

		Pro Forma annualized expenses assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company
	Annualized expenses based on actual expenses for the fiscal year ended December 31, 2019(2)
Estimated annual expenses (as a percentage of net assets attributable to common stock)(1):		Under the current 200% minimum asset coverage ratio(3)	Under a 150% minimum asset coverage ratio(4)
Management Fee payable under the Investment Advisory Agreement(5)(7)	2.6%	3.0%	4.0%
Incentive Fee payable under the Investment Advisory Agreement(6)(7)	1.7%	1.8%	2.3%
Interest payments on borrowed funds(8)	3.8%	5.0%	9.8%
Other expenses(9)(10)	0.3%	0.3%	0.3%
Acquired Fund Fees and Expenses(11)	0.2%	0.2%	0.2%
Total annual expenses(10)	8.6%	10.3%	16.6%
Management Fee waiver(5)(7)	(1.0)%	(1.2)%	(1.4)%
Incentive Fee waiver(6)(7)	(1.3)%	(1.4)%	(1.9)%
Total net annual expenses(10)(12)	6.3%	7.7%	13.3%

(1)
The net assets attributable to common stock used to calculate the percentages in this table reflect the Company's net assets of $5,977.3 million as of December 31, 2019.

(2)
Expenses in this column are based on actual expenses incurred for the fiscal year ended December 31, 2019, as well as an assumed asset coverage ratio of 233%. As of December 31, 2019, the Company's asset coverage was 293%.

(3)
Expenses in this column are based on expenses incurred for the fiscal year ended December 31, 2019, assuming the Company had incurred the maximum amount of borrowings that could be incurred under the existing 200% minimum asset coverage ratio.

(4)
Expenses in this column are based on expenses incurred for the fiscal year December 31, 2019, assuming the Company had incurred the maximum amount of borrowings that could be incurred under a 150% minimum asset coverage ratio.

(5)
The Management Fee is 1.50% of the average of the Company's gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts, that is above an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the Investment Company Act, and (y) 1.00% of the average of the Company's gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts, that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the Investment Company Act, in each case at the end of the two most recently completed calendar quarters. The Adviser has agreed at all times prior to the fifteen-month anniversary of the Listing Date, to waive (i) any portion of the Management Fee that is in excess of 0.75% of the Company's gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts at the end of the two most recently completed calendar quarters, calculated in accordance with the Investment Advisory Agreement, and (ii) the entire Incentive Fee (including, for the avoidance of doubt, both the portion of the Incentive Fee based on the Company's income and the Capital Gains Incentive Fee). The Company may from time to time decide it is appropriate to change the terms of the agreement. Under the 1940 Act, any material change to the Company's Investment Advisory Agreement must be submitted to shareholders for approval. The Management Fee reflected in the table is calculated by determining the ratio that the Management Fee bears to the Company's net assets attributable to common stock (rather than the Company's gross assets).

The pro forma base management fees reflected in the table are based on total assets of $11,954.6 million and $17,931.8 million, assuming the Company had incurred the maximum amount of borrowings that could be incurred under the 200% and 150% minimum asset coverage ratios respectively.

(6)
The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on the Company's income and a portion is based on the Company's capital gains, each as described below. The portion of the Incentive Fee based on income is determined and paid quarterly in arrears commencing with the first calendar quarter following the Listing Date, and equals 100% of the pre-Incentive Fee net investment income in excess of a 1.5% quarterly "hurdle rate," until the Adviser has received 17.5% of the total pre-Incentive Fee net investment income for that calendar quarter and, for pre-Incentive Fee net investment income in excess of 1.82% quarterly, 17.5% of all remaining pre-Incentive Fee net investment income for that calendar quarter. The 100% "catch-up" provision for pre-Incentive Fee net investment income in excess of the 1.5% "hurdle rate" is intended to provide the Adviser with an incentive fee of 17.5% on all pre-Incentive Fee net investment income when that amount equals 1.82% in a calendar quarter (7.27% annualized), which is the rate at which catch-up is achieved. Once the "hurdle rate" is reached and catch-up is achieved, 17.5% of any pre-Incentive Fee net investment income in excess of 1.82% in any calendar quarter is payable to the Adviser.

Pre-Incentive Fee net investment income means dividends (including reinvested dividends), interest and fee income accrued by the Company during the calendar quarter, minus operating expenses for the calendar quarter (including the Management Fee, expenses payable under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK and zero coupon securities), accrued income that the Company may not have received in cash. The Adviser is not obligated to return the Incentive Fee it receives on PIK interest that is later determined to be uncollectible in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

To determine whether pre-Incentive Fee net investment income exceeds the hurdle rate, pre-Incentive Fee net investment income is expressed as a rate of return on the value of the Company's net assets at the end of the immediately preceding calendar quarter commencing with the first calendar quarter following the Listing Date. Because of the structure of the Incentive Fee, it is possible that the Company may pay an Incentive Fee in a calendar quarter in which it incurs a loss. For example, if the Company receives pre-Incentive Fee net investment income in excess of the quarterly hurdle rate, it will pay the applicable Incentive Fee even if it has incurred a loss in that calendar quarter due to realized and unrealized capital losses. In addition, because the quarterly hurdle rate is calculated based on the Company's net assets, decreases in the Company's net assets due to realized or unrealized capital losses in any given calendar quarter may increase the likelihood that the hurdle rate is reached and therefore the likelihood of the Comapny paying an Incentive Fee for that calendar quarter. The Company's net investment income used to calculate this component of the Incentive Fee is also included in the amount of the Company's gross assets used to calculate the Management Fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

The second component of the Incentive Fee, the Capital Gains Incentive Fee, payable at the end of each calendar year in arrears, equals 17.5% of cumulative realized capital gains from the Listing Date to the end of each calendar year, less cumulative realized capital losses and unrealized capital depreciation from the Listing Date to the end of each calendar year. Each year, the fee paid for the Capital Gains Incentive Fee is net of the aggregate amount of any previously paid Capital Gains Incentive Fee for prior periods. The Company will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. For the sole purpose of calculating the Capital Gains Incentive Fee, the cost basis as of the Listing Date for all of the Company's investments made prior to the Listing Date will be equal to the fair market value of such investments as of the last day of the quarter in which the Listing Date occurred; provided, however, that in no event will the Capital Gains Fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

The incentive fees reflected in the table are calculated by determining the ratio that the incentive fees for the fiscal year ended December 31, 2019 bears to the Company's net assets attributable to common stock (rather than gross assets).

In calculating the pro forma incentive fees for the fiscal year ended December 31, 2019 as a result of the Company incurring additional borrowings, the Company has assumed that the same weighted-average yield that was earned on the investments held during the fiscal year ended December 31, 2019 is generated on incremental investments made using proceeds from such additional borrowings. For example, the pro forma total investment income for the fiscal year ended December 31, 2019 is calculated by applying the ratio of "total investment income" for the fiscal year ended December 31, 2019 to "total investments at fair value" as of December 31, 2019 to the pro forma assets as of December 31, 2019. This same ratio is used to calculate other pro forma expenses for the fiscal year ended December 31, 2019, such as professional fees, directors' fees and other general and administrative expenses.

(7)
The Adviser agreed at all times prior to the fifteen-month anniversary of the Listing Date, to waive (i) any portion of the Management Fee that is in excess of 0.75% of the Company's gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts at the end of the two most recently completed calendar quarters, calculated in accordance with the Investment Advisory Agreement, and (ii) the entire Incentive Fee (including, for the avoidance of doubt, both the portion of the Incentive Fee based on the Company's income and the Capital Gains Incentive Fee) (the "Fee Waiver").

(8)
Interest payments on borrowed funds is based on interest expense for fiscal year ended December 31, 2019 under the Company's senior secured revolving credit facility (the "Revolving Credit Facility"), the Company's subscription line revolving credit facility (the "Subscription Credit Facility"), the Company's four special purpose vehicle asset credit facilities, the Company's unsecured notes maturing in 2023, the Company's notes maturing in 2024, and the Company's two term debt securitization transactions. The assumed weighted average interest rate on the Company's total debt outstanding was 4.8%.

In calculating the pro forma interest payments on borrowed funds for the fiscal year ended December 31, 2019 as a result of the Company's incurring additional borrowings, the Company has assumed that interest costs will remain similar to those prior to approval of this proposal.

The Company may borrow additional funds from time to time to make investments to the extent it determines that the economic situation is conducive to doing so. The Company also may issue additional debt securities or preferred stock, subject to the Company's compliance with applicable requirements under the 1940 Act.

The Subscription Credit Facility was paid off with the proceeds from the capital call drawdown notice the Company delivered on June 4, 2019 and terminated on June 19, 2019.

(9)
Includes overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Adviser. The expenses in this table are based on estimated amounts for the current fiscal year. Refer to note (6) above for the calculation of pro forma expenses for the fiscal year ended December 31, 2019.

(10)
Estimated.

(11)
The Company's shareholders indirectly bear the expenses of underlying funds or other investment vehicles in which the Company invests that (1) are investment companies or (2) would be investment companies under section 3(a) of the 1940 Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the 1940 Act ("Acquired Funds"). This amount includes the estimated annual fees and expenses of Sebago Lake, LLC, the Company's joint venture with The Regents of the University of California, which is the Company's only Acquired Fund as of December 31, 2019.

(12)
This table reflects all of the fees and expenses borne by the Company with respect to the CLO I Transaction and the CLO II Transaction, but does not include fees payable to but waived by the Adviser for serving as collateral manager to the Owl Rock CLO I, Ltd., an exempted company incorporated in the Cayman Islands with limited liability and Owl Rock CLO II, Ltd. an exempted company incorporated in the Cayman Islands with limited liability.

  Example

        The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in the Company's common stock, assuming (1) the Company incurs borrowings at an assumed asset coverage ratio of 233%, (2) the Company incurs the maximum amount of borrowings under the existing minimum asset coverage ratio of 200% and (3) the Company incurs the maximum amount of borrowings under a minimum asset coverage ratio of 150%. In calculating the following expense amounts, the Company has assumed that its annual operating expenses would remain at the levels set forth in the table above, except for the Incentive Fee. Transaction expenses are not included in the following example.

        An investor would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return from realized capital gains:

	1 year	3 years	5 years	10 years
Based on Assumed Borrowings at an Asset Coverage Ratio of 233%	$61	$232	$404	$842
Pro Forma Assuming Maximum Borrowings Permitted Based on the Existing 200% Minimum Asset Coverage Ratio	$76	$282	$488	$1,002
Pro Forma Assuming Maximum Borrowings Permitted Based on a 150% Minimum Asset Coverage Ratio	$87	$349	$627	$1,402

        The foregoing table is to assist you in understanding the various costs and expenses that an investor in the Company's common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, the Company's performance will vary and may result in a return greater or less than 5%. Because the income portion of the Incentive Fee under the Investment Advisory Agreement is unlikely to be significant assuming a 5% annual return, the example assumes that the 5% annual return will be generated entirely through the realization of capital gains on the Company's assets and, as a result, will trigger the payment of the capital gains portion of the Incentive Fee under the Investment Advisory Agreement. The income portion of the Incentive Fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. If the Company achieves sufficient returns on investments, including through the realization of capital gains, to trigger an Incentive Fee of a material amount, expenses, and returns to investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, under certain circumstances, reinvestment of dividends and other distributions under the Company's dividend reinvestment plan may occur at a price per share that differs from net asset value.

        While the pro forma examples in the above tables assume the maximum amount of borrowings under minimum asset coverage ratios of 200% and 150%, the Company believes that any use of increased leverage will generally depend on market conditions at the applicable time and management, in consultation with the Board, will determine the appropriate level of leverage for the Company based on a variety of factors. As such, even if the proposal is approved, the Company may continue to operate with lower levels of leverage (i.e., higher asset coverage ratios).

        This example and the expenses in the table above should not be considered a representation of future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

  Board Recommendation and Rationale for the Proposal

        The Board has approved this proposal as in the best interests of the Company and its shareholders and recommends it to the shareholders for their approval.

        The Board believes that authorizing the Company to increase its leverage limitation under the 1940 Act earlier than March 31, 2021 is being in the best interests of the Company and its shareholders. In coming to this conclusion, the Board considered and evaluated various factors, including but not limited to the following:

  •
  the potential impact on returns on equity, and the relative benefits of increasing the fundamental earnings power of the business compared to the risks associated with greater leverage;

  •
  the increased flexibility and capacity to continue to employ our strategy of originating high-quality, middle and upper-middle market loans;

  •
  the ability to operate with an increased cushion to the regulatory limit through a lower minimum asset coverage requirement is prudent from a risk management perspective;

  •
  the risks relative to the benefits associated with the use of increased leverage;

  •
  the impact on fees payable under the Investment Advisory Agreement and other expenses;

  •
  the ability to take advantage of attractive investment opportunities in various market conditions; and

  •
  the current middle market direct lending landscape and impact on competitiveness in light of the fact that our peers have reduced their asset coverage ratio.

  Potential Impact on Returns on Equity and the Relative Benefits of Increasing the Fundamental Earnings Power of the Business Compared to the Risks Associated with Greater Leverage

        The Board also considered the potential impact of additional leverage on the Company's net investment income, noting that any increases would be magnified if the Company employed additional leverage. The Board discussed how access to greater leverage has the potential to increase and sustain the Company's investment yield and returns to common shareholders. Funds that use leverage generally aim to earn an investment return on money raised through leverage that exceeds the costs of leveraging, thereby increasing returns to common shareholders. The Board discussed that any investment returns in excess of the costs of leverage would benefit the holders of the common stock; however, to the extent the costs of leverage exceed such investment returns, those costs would be borne by and reduce the returns to the holders of the common stock.

        The Adviser informed the Board that the Company would only expect to incur additional indebtedness if the Adviser believes that, over time, the costs of carrying the assets to be acquired through leverage are likely to be lower than the Company's expected incremental investment yield and returns on equity.

        While no assurances can be given that the investment yield and returns on equity attributable to borrowing would exceed the costs of such leverage, the Board concluded that the benefits of increased leverage outweigh the risks.

  Increased Flexibility and Capacity to Continue to Employ our Strategy of Originating High-Quality, Middle and Upper-Middle Market Loans

        By increasing the Company's maximum permitted leverage, the application of the 150% minimum asset coverage ratio would provide the Company with larger capital resources. Based on the Company's balance sheet as of December 31, 2019, reducing the minimum asset coverage ratio from 200% to 150% would allow the Company to borrow approximately $8.9 billion in additional capital, subject to compliance with the covenants under its Revolving Credit Facility. If the Company's net asset value as of December 31, 2019 were to decrease by 5%, reducing the minimum asset coverage ratio from 200% to 150% would allow the Company to borrow approximately $8.3 billion in additional capital, subject to compliance with the covenants under its Revolving Credit Facility. If the Company's net asset value as of December 31, 2019 were to decrease by 10%, reducing the minimum asset coverage ratio from 200% to 150% would allow the Company to borrow approximately $7.7 billion in additional capital, subject to compliance with the covenants under its Revolving Credit Facility. The Company believes it will retain its investment grade ratings at this new leverage range. Outside of this change to the Company's debt-to-equity range, the Company does not plan to make any changes to its investment strategy, dividend framework or funding approach. The Company will continue to focus on generating current income and, to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns.

        As of December 31, 2019, approximately 80.9% of the Company's total assets at fair value were invested in first-lien debt. A portfolio comprised of such assets is well suited to take advantage of additional leverage. As a result, with additional leverage, the Company may continue to seek investments in lower risk, lower yielding loans.

  Ability to Operate with an Increased Cushion to the Regulatory Limit Through a Lower Minimum Asset Coverage Requirement is Prudent From a Risk Management Perspective

        The application of the 150% minimum asset coverage ratio would provide the Company with an increased regulatory cushion in all market environments. For example, as of December 31, 2019, the Company's asset coverage ratio was 293%, which, under the current 200% minimum asset coverage ratio, provided a 32.7% cushion based on fair value of investments. Under a 150% minimum asset coverage ratio, all else being equal, that cushion would be 50.3% based on fair value of investments. Under a 150% minimum asset coverage ratio, if the Company's net asset value as of December 31, 2019 were to decrease by 5%, all else being equal, that cushion would be 47.5% based on fair value of investments. Under a 150% minimum asset coverage ratio, if the Company's net asset value as of December 31, 2019 were to decrease by 10%, all else being equal, that cushion would be 44.4% based on fair value of investments.

        The Board believes lowering the minimum asset coverage requirement provide increased flexibility and regulatory cushion to the Company. The lower asset coverage requirement increases the regulatory cushion, or room above the minimum asset coverage requirement, available to the Company, meaning that the amount of decline in the fair value of assets that can be absorbed before the asset coverage requirement is breached is increased. As a result, the Company believes the increased regulatory cushion represents a positive development for shareholders.

  Risks Relative to the Benefits Associated With the Use of Increased Leverage

        The Board considered how increased leverage could increase the risks associated with investing in the Company's common stock. For example, if the value of the Company's assets decreases, leverage will cause the Company's net asset value to decline more sharply than it otherwise would have without leverage or with lower leverage, increasing the risk of investing in the Company's common stock. Similarly, any decrease in the Company's revenue would cause its net income to decline more sharply than it would have if the Company had not borrowed or had borrowed less. In addition, the Company would have to service any additional debt that it incurs, including interest expense on debt and dividends on preferred stock, that the Company may issue, as well as the fees and costs related to the entry into or amendments to the Revolving Credit Facility. These expenses (which may be higher than the expenses on the Company's current borrowings due to the rising interest rate environment) would decrease net investment income, and the Company's ability to pay such expenses will depend largely on the Company's financial performance and will be subject to prevailing economic conditions and competitive pressures.

        Since the Company already uses leverage in optimizing its investment portfolio, there are no material new risks associated with the moderate change resulting from the increase and expansion of the target leverage range. As a result, the Board concluded that the potential benefits of increased leverage outweigh these risks. Management also discussed with the Board its plan to continue the Company's current investment strategy and framework and maintain the Company's sound risk management processes to navigate the risks associated with expanded leverage.

  Impact on Fees Payable under the Investment Advisory Agreement and Other Expenses

        The Board considered the impact of the use of higher leverage on the Company's Management Fee and Incentive Fee payable to the Adviser, noting that additional leverage would increase the Management Fee and could increase the Incentive Fees after the expiration of the Fee Waiver.

        The Incentive Fees payable by the Company to the Adviser may create an incentive for the Adviser to pursue investments that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The incentive fees payable to the Adviser are calculated based on a percentage of the Company's pre-incentive fee net investment income in excess of a quarterly "hurdle rate" expressed as a rate of return on the value of the Company's net assets at the end of the immediately preceding calendar quarter. Accordingly, because an increase in leverage would increase gross assets and may increase net investment income without increasing net assets, an increase in leverage would magnify positive returns, increasing the likelihood that the Company would meet or exceed the hurdle rate applicable to the incentive fee based on interest income, which may result in an increase in the amount of incentive fee payable to the Adviser, after the expiration of the Fee Waiver.

        The Management Fee is payable at an annual rate of 1.50% the average of the Company's gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts, that is above an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the Investment Company Act, and (y) 1.00% of the average of the Company's gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts, that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the Investment Company Act, in each case at the end of the two most recently completed calendar quarters . As such, incurring additional leverage would increase the management fee payable to the Adviser after the expiration of the Fee Waiver.

        Since the Company already uses leverage in optimizing its investment portfolio, there are no material new risks associated with increased leverage on the base management and incentive fees payable to the Adviser or the Adviser's incentives. The Adviser also informed the Board that it intends to manage the Company in the same disciplined manner as it has prior to the effectiveness of the lower minimum asset coverage ratio.

  The Increased Ability to Take Advantage of Attractive Investment Opportunities in Various Market Conditions

        The Board considered that the capital raised through additional debt financing may help the Company generate additional investment opportunities and would allow the Company to better manage its capital and to only undertake capital raises when market conditions are optimal for doing so.

        From time to time, capital markets experience periods of disruption and instability. For example, the recent global outbreak of COVID-19 (more commonly known as the Coronavirus) has disrupted economic markets and the prolonged economic impact is uncertain. Despite actions of the U.S. federal government and foreign governments, some economists and major investment banks have expressed concern that the continued spread of the virus globally could lead to a world-wide economic downturn. As a result of the potential disruption and volatility in the credit markets during this time, there may be a reduction in capital available to certain specialty finance companies and other capital providers. The Company believes that favorable investment opportunities to invest at attractive risk-adjusted returns, including opportunities to make acquisitions of other companies or investment portfolios at attractive values, may be created during these periods of disruption and volatility.

  The Current Middle Market Direct Lending Landscape and Impact on Competitiveness in Light of the Fact that our Peers Have Reduced their Asset Coverage Ratio.

        The Board considered the middle market direct lending landscape in which the Company operates. The Company's primary competitors in providing financing to middle-market companies include public and private funds, other BDCs, commercial and investment banks, commercial finance companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of the Company's competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Company as a BDC, or to the distribution and other requirements the Company must satisfy to qualify for tax treatment as a RIC and the Company's BDC peers have already reduced their asset coverage ratio. Enabling the Company to incur additional indebtedness is expected to increase the competitiveness of the Company. As a result, the Board concluded that the potential benefits of increased leverage outweigh these risks.

  Other Considerations

        The Revolving Credit Facility currently contains a covenant limiting the Company's minimum asset coverage ratio to 200%. The Company plans to seek an amendment the Revolving Credit Facility to lower the covenant ratio to 150% but the Company may not be able to amend the credit facility to change this covenant and take advantage of the benefits described above, and even if the Company is successful in amending the Revolving Credit Facility, it will incur costs to do so and the other terms of such amended facility, such as interest rate, may not be as favorable to the Company as the current terms. An inability on the part of the Company to amend the contractual asset coverage limitation and access additional leverage could limit the Company's ability to take advantage of the benefits described above related to its ability to incur additional leverage. Amendments to the Revolving Credit Facility to reduce the asset coverage covenants may result in the lenders demanding higher interest rates being applied to the borrowings under the facility, which, in turn, would increase the Company's borrowing costs and limit the benefits of increased leverage.

        The Board also noted that holders of any senior securities, including any additional senior securities that the Company may be able to issue as a result of the reduced asset coverage requirements, will have fixed-dollar claims on the Company's assets that are superior to the claims of the shareholders. As a result, in the case of a liquidation event, holders of these senior securities would receive proceeds to the extent of their fixed claims before any distributions are made to the shareholders, and the issuance of additional senior securities may result in fewer proceeds remaining for distribution to the shareholders if the assets purchased with the capital raised from such issuances decline in value.

        Upon approval of the application of the 150% minimum asset coverage ratio to the Company, the Company will need to comply with additional disclosure requirements, including with respect to both current reports on Form 8-K and ongoing periodic reports on Form 10-Q and Form 10-K. The Board noted that, based on discussions with the Adviser, none of these requirements are burdensome and the additional disclosure is appropriate.

        Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that this proposal is in the best interests of the Company and the shareholders and recommended that the shareholders approve this proposal.

  Required Vote

        The affirmative vote of the majority of votes cast on the proposal will determine the outcome of the proposal. For the proposal, "abstain" votes and broker non-votes, if any, will count as shares represented at the meeting for purpose of establishing a quorum but will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ALLOW THE COMPANY TO REDUCE ITS ASSET COVERAGE RATIO TO 150% PURSUANT TO SECTION 61(A)(2) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, TO BECOME EFFECTIVE THE DATE AFTER THE ANNUAL MEETING.

 OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

        The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

SUBMISSION OF SHAREHOLDER PROPOSALS

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC's Rules

        Any proposal of a shareholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2021 annual meeting of shareholders pursuant to Rule 14a-8 of the SEC's rules must be received by us on or before December 18, 2020. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. All proposals should be addressed to the Neena Reddy, Secretary, Owl Rock Capital Corporation, 399 Park Avenue, 38th Floor, New York, New York 10022.

        Shareholder proposals or director nominations to be presented at the 2021 annual meeting of shareholders, other than shareholder proposals submitted pursuant to the SEC's Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from the requirements discussed above to have the shareholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules.

        Our bylaws require that the proposal or recommendation for director nominations must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than November 18, 2020, the 150th day prior to the one year anniversary of the date of the Company's proxy statement for the preceding year's annual meeting, and not later than December 18, 2020, the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. If the date of the annual meeting has changed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, shareholder proposals or director nominations must be so received not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING

        Mailings for multiple shareholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (prospectuses, proxy statements, etc.) or other communications for all shareholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. If you do not want to continue to receive combined mailings of Company communications and would prefer to receive separate mailings of Company communications, please contact Neena Reddy by telephone at (212) 419-3000 or by mail to Owl Rock Capital Corporation, 399 Park Avenue, 38th Floor, New York, New York 10022.

AVAILABLE INFORMATION

        Copies of the Company's annual reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at the Company's website (www.owlrockcapitalcorporation.com) or without charge, upon request. Please contact Investor Relations by telephone at (212) 651-4705 or mail your request to Owl Rock Capital Corporation, 399 Park Avenue, 38th Floor, New York, New York 10022.

        PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE, BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

VIEW MATERIALS & VOTE w SCAN TO OWL ROCK CAPITAL CORPORATION 399 PARK AVE, 38TH FLOOR NEW YORK, NEW YORK 10022 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2020. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D11095-P39118 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OWL ROCK CAPITAL CORPORATION The Board of Directors recommends you vote FOR the following: 1. To elect two members to the board of directors (the "Board") of Owl Rock Capital Corporation (the "Company") for three-year terms, each expiring at the 2023 Annual Meeting of Shareholders and until their successors are duly elected and qualified; Nominees: For Against Abstain ! ! ! ! ! ! 1a. Brian Finn 1b. Eric Kaye The Board of Directors recommends you vote FOR proposals 2, 3, and 4. For Against Abstain 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; To approve a proposal to allow the Company to increase its leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, as amended, to become effective the date after the Annual Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur; and To consider and transact such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof. ! ! ! ! ! ! ! ! ! 3. 4. IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting Shareholder votes. Please be advised that the Company is monitoring the recent global outbreak of COVID-19 (more commonly known as the Coronavirus) and the related health and travel concerns. If the Company determines that it is not advisable to hold the Annual Meeting in person, the Company may determine to hold a virtual meeting of shareholders, which will be conducted via live webcast. If such a determination is made, the Company will, as promptly as possible, announce details on how to participate in such virtual Annual Meeting by issuing a press release and posting such information on its website at www.owlrockcapitalcorporation.com and at www.proxyvote.com. In addition, such details will be filed with the U.S. Securities and Exchange Commission as additional proxy materials. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement for this meeting and Annual Report are available at www.proxyvote.com. D11096-P39118 OWL ROCK CAPITAL CORPORATION Annual Meeting of Shareholders June 8, 2020 8:30 A.M. Eastern Time This proxy is solicited by the Board of Directors The undersigned shareholder of Owl Rock Capital Corporation (the "Company"), hereby appoints Neena Reddy and Alan Kirshenbaum, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2020 Annual Meeting of Shareholders of Owl Rock Capital Corporation to be held on June 8, 2020 at 8:30 A.M. (Eastern Time), at the Company's offices located at 399 Park Ave., 38th Floor, New York, New York 10022, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement, and Annual Report for the year ended 2019 and revokes any proxy heretofore given with respect to such meeting. This proxy is solicited on behalf of the Owl Rock Capital Corporation board of directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2020 Annual Meeting of Shareholders or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any or all of the proposals referenced herein. Continued and to be signed on reverse side

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES
CORPORATE GOVERNANCE
Quarterly Subordinated Incentive Fee on Pre-Incentive Fee Net Investment Income (expressed as a percentage of the value of net assets)
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3: AUTHORIZATION TO ALLOW THE COMPANY TO REDUCE ITS ASSET COVERAGE RATIO TO 150%, PURSUANT TO SECTION 61(A)(2) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, TO BECOME EFFECTIVE THE DATE AFTER THE ANNUAL MEETING.
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING
SUBMISSION OF SHAREHOLDER PROPOSALS
HOUSEHOLDING
AVAILABLE INFORMATION